Exhibit 10.41

FOIA CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL PORTIONS OF THIS DOCUMENT MARKED BY *** HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION

VESSEL CONSTRUCTION AGREEMENT

BY AND BETWEEN

VT HALTER MARINE, INC.

(Builder)

AND

HORNBECK OFFSHORE SERVICES, LLC

(Owner)

EIGHT (8) VT HALTER MARINE SUPER 320 DESIGN OFFSHORE SUPPLY VESSELS WITH OPTION FOR TWENTY FOUR (24) ADDITIONAL VESSELS

Contract No. 1420110868

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

Contract No. 1420110868	2	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

Contract No. 1420110868	3	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

VESSEL CONSTRUCTION AGREEMENT

THIS AGREEMENT is made as of the 14th day of November, 2011 (hereinafter, “Agreement”), between VT Halter Marine, Inc. (hereinafter, “Builder”), a Delaware company whose mailing address is 900 Bayou Casotte Parkway, Pascagoula, Mississippi 39581 and Hornbeck Offshore Services, LLC (hereinafter, “Owner”), a limited liability company organized and existing under and by virtue of the laws of the State of Delaware, whose mailing address is 103 Northpark Boulevard, Suite 300, Covington, Louisiana 70433 for the design and construction of eight (8) vessels (the “Vessels”), together with options for up to twenty-four (24) additional vessels, (hereinafter “the Option Vessels”), according to the Contract Documents, for the Contract Sum, and with deliveries of each Vessel as shown in Exhibit A.

The Builder and Owner agree as set forth below.

W I T N E S S E T H:

ARTICLE 1 – DEFINITIONS

Affiliates – As used herein shall mean any entity which controls, is controlled by, or is under common control with another entity. An entity is deemed to control another if it owns directly or indirectly at least fifty percent (50%) of (i) the shares entitled to vote at a general election of directors of such other entity, or (ii) the voting interest in such other entity if such other entity does not have either shares or directors.

“Agreement” – as defined in the Preamble.

“Baseline Adjustments” shall mean adjustments for price increases or decreases for Baselined Materials ordered for Vessels as determined in accordance with Article 2.3 and as set forth in Exhibit D.

“Baselined Materials” shall mean those certain Materials that are listed on Exhibit D.

“Builder” – as defined in the Preamble.

“Builder Personnel” – shall mean all employees of the Builder and the employees of any Subcontractor of Builder, at any tier.

“Certificate of Completion and Delivery” – as defined in Article 5.6.

Contract No.: 1420110868	4	Date: November 14, 2011 Initials:

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

“Change Order” – As used herein, the term “Change Order” shall mean a written instrument prepared by the Builder and signed by the Owner and Builder, stating their agreement upon: (1) a change in the Work; (2) the amount of the adjustment in the Contract Price if any; and (3) the extent of the adjustment in the Delivery Date, if any.

“Contract” – as defined in Article 16.1.

“Contract Documents” – as defined in Article 16.1.

“Contract Price” – shall mean the price for each Vessel to be constructed pursuant to this Agreement as shown on Exhibit A including any Modifications thereto and any price adjustments allowed by this Agreement.

“Contract Sum” – shall mean the sum of the Contract Price to be paid by Owner to Builder for all Vessels to be constructed pursuant to this Contract.

“Classification Society” shall mean the American Bureau of Shipping.

“Corporate Parent Guaranty” – shall mean have the meaning provided for in Article 12.2.

“Days” – as referred to hereunder shall mean calendar days, unless otherwise defined. Each day shall be a single twenty-four hour period commencing at 12:00 a.m.

“Delivery” – shall mean Builder’s transfer of possession and Owner’s acceptance of a particular Vessel completed in accordance with the Contract Documents, subject to the warranties set forth in Article 11, as evidenced by Builder’s and Owner’s execution of a Protocol of Delivery and Acceptance in the form of Exhibit M.

“Delivery Dates” – shall mean the dates shown on Exhibit A on which each respective Vessel is required to be delivered to Owner.

“Delivery Payment” – as indicated in Article 5.3 and Exhibit Q.

“Delivery Point” – shall mean safely afloat at Builder’s yards, located in Jackson County, Mississippi or at another mutually agreed location.

“Design” – shall mean the design of the VT Halter Marine Super-320 vessel, as described and comprised in Exhibits B and C, and shall also include all documents embodying such design and all Intellectual Property embodied in such design documents, as specified in the Contract Documents.

Contract No. 1420110868	5	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

“Detailed Construction Documentation” – shall mean all construction documentation of the Vessels, or Option Vessels, if any, created by the Builder or its Subcontractors, as specified in Exhibit B.

“Dock Trials” – shall mean the testing of any portion of the Work by Builder or Owner prior to, and as a condition to Delivery.

“Effective Date”– shall be the date upon which this Agreement has been signed by both parties hereto and Owner has made payment of the initial Interim Installment Payment in accordance with Exhibit Q.

“Extended Delivery Date” shall mean the date on which a Vessel is required to be delivered to Owner, as adjusted pursuant to this Agreement.

“Force Majeure” – as defined in Article 7.1.

“Good Shipbuilding Practice” – as used herein, means the construction of a ship or vessel, with due consideration to good quality, incorporating the specified components in order to meet Specification requirements, utilizing construction and testing methods to ensure that the completed ship will conform to the Contract Documents.

“Intellectual Property” – means all trade names, trademarks, service marks and other identifying names or source indicia associated with the Work, whether registered or unregistered, and including all goodwill relating to any of the foregoing, and all applications for any of the foregoing; all patents, copyrights, including any design copyrights protected pursuant to 17 U.S.C. § 1301, et seq., copyright registrations and patent applications therefore, together with all divisions, renewals and continuations of any of the foregoing, and all know-how, unpatented inventions, trade secrets and other intellectual property embodied in or pertaining to the Work or the Design.

“Indebtedness” – with respect to any Person shall mean, any indebtedness of such Person, whether or not contingent, including, without limitation, any guarantee of an indebtedness and however evidenced including, without limitation, bonds, notes, debentures or similar instruments, letters of credit, bid, performance and payment bonds (or reimbursement agreements in respect thereof), banker’s acceptances, capital lease obligations or the deferred and unpaid purchase price of any property.

“Interim Installment Payment” – shall mean a payment due upon completion of a Stage of Completion in accordance with Article 5.2 and Exhibit Q.

Contract No. 1420110868	6	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

"Lien Release" shall mean a lien release in favor of the Vessel and the Owner, executed by Builder and each Material Subcontractor or Supplier, in the form of Exhibit G.

“Materials” – shall mean everything, other than Owner Furnished Items, that is required for the construction and Delivery of the Vessels in compliance with the Specifications, including, without limitation, all materials, supplies, machinery, machinery parts, equipment, electronics, hardware, piping, timber, ferrous and non-ferrous plate, shapes and other tangible items that are incorporated or used in or that are identified to or intended to be incorporated or used in the construction of the Vessels, but not including Owner Furnished Items.

“Material Subcontract” – any contract of the Builder with its Subcontractor, Supplier, or vendor in connection with the Work with a value in excess of ONE HUNDRED AND SEVENTY-FIVE THOUSAND AND NO/100 ($175,000.00) DOLLARS.

“Material Subcontractor or Supplier” – shall mean any builder, Subcontractor or Supplier of Builder providing goods and/or services in excess of $175,000 in respect of the Work.

“Modification” – shall mean (1) a written amendment to the Contract signed by both parties, or (2) a Change Order. All Contract Documents, written amendment, and Change Orders shall be effective only if signed by Owner and Builder.

“Option Validity Date” – shall have the meaning set forth in Article 28.1 and Exhibit A.

“Owner” – as defined in the Preamble.

“Owner Furnished Items” – shall mean those items purchased by the Owner and to be installed in the Vessel by Builder as part of the Work as defined in Exhibit E

“Owner Group” – as defined in Article 23.1.

“Owner Personnel” – shall mean all employees of the Owner, the Owner’s representative, and the employees of any subcontractor of Owner (excluding Builder Personnel), at any tier.

Contract No. 1420110868	7	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

“Payment Bond” shall mean a surety bond to be provided by Builder pursuant to Article 12.1 which shall be substantially in the form of standard form A312-2010, which is attached hereto as Exhibit L-1 and shall be issued by Liberty Mutual.

“Performance Bond” shall mean a surety bond to be provided by Builder pursuant to Article 12.1 which shall be substantially in the form of standard form A312-2010, which is attached hereto as Exhibit L-2 and shall be issued by Liberty Mutual.

“Person” means an individual, or any corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“Protocol of Delivery and Acceptance” – means a document in the form of Exhibit M to be executed by Builder and Owner upon Delivery of each Vessel.

“Regulatory Authorities” – as used herein shall mean the United States Coast Guard, the American Bureau of Shipping, U.S. Public Health Service, International Maritime Organization, Customs and Border Protection, Environmental Protection Agency and any other applicable governmental body or agency responsible for ensuring the Vessel’s compliance with all requirements imposed by United States law, regulation, convention, classification society or other requirement applicable to the Vessel.

“Sea Trials” – Trials as outlined in Article 4 and in the Specifications.

“Specifications” – means the specifications attached hereto as Exhibit C.

“Stage Completion Certificate” – is a certificate, in the form set forth in Exhibit F, attesting to the completion of each stage of the Work referred to in Article 5.2 and corresponding to the Interim Installment Schedule set forth in Exhibit Q.

“Subcontractor” means any person other than employees, engaged by the Builder to execute any part of the Work under this Agreement on behalf of the Builder.

“Supplier” means any person responsible for the supply, manufacture, construction, installation or delivery to the Builder of any of the Materials.

“Vessel” – shall mean each vessel, including each Option Vessel, if any, which is designed and built in accordance with this Agreement, and where the context so requires, shall refer to more than one such vessel.

Contract No. 1420110868	8	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

“Warranty Period” – as used herein shall mean a 365 day period following Delivery of a Vessel, or in the case of a warranty given by a third party, such period specified in such warranty.

“Work” – as used herein, the term “Work” means the work required to be performed by Builder in accordance with the Contract Documents, whether performed by Builder or any Subcontractor of the Builder and whether completed or partially completed, and includes all labor, Materials, equipment and services provided or to be provided by or on behalf of Builder to fulfill the Builder’s obligations hereunder. The Work shall also include Builder’s obligation to pay in due course for all such labor, Materials, equipment and services provided or to be provided on behalf of Builder to fulfill the Builder’s obligations hereunder.

“Working Days” – shall mean “business days,” Monday through Friday, excluding holidays and weekends.

Terms defined in this Agreement, which are used in the other Contract Documents or Change Orders but not otherwise defined therein, shall have the meanings designated in this Agreement.

ARTICLE 2 – SCOPE AND PRICE

2.1	The object of the Contract is the design and construction by the Builder of eight (8) Vessels and up to twenty-four (24) Option Vessels, if any options are exercised by the Owner in accordance with the terms of Article 28, which shall be offshore supply vessels constructed to the Design for the Contract Sum, all in accordance with the Contract Documents and to be delivered to the Owner by the respective Delivery Date shown on Exhibit A for each Vessel and, if applicable, Option Vessel.

The Vessels shall be constructed according to ABS 2011 Under 90 Meter Rules and classed ABS +A1 Offshore Support Vessel +AMS +DP-2 +ACC Circle E, FiFi-1, USCG Subchapter I & L OSV. SOLAS Certified Periodically Unattended Engine Room NVIC 2-95 ACP. Load Lines per International Load Line Convention 1966 International, Panama Canal, Suez and US Tonnage Certificates. Each Vessel shall have the following principal characteristics: ***

Contract No. 1420110868	9	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

2.2	For the Contract Price for each respective Vessel, Builder agrees, at its own risk and expense, to design and build at its shipyards located in Jackson County, Mississippi, complete and deliver to Owner, afloat at the Delivery Point, on or before the respective Delivery Date, each Vessel, which at the time of Delivery is seaworthy and designed, constructed, outfitted and tested in accordance with the Design as indicated in the Contract Documents. The Contract Price to be paid by the Owner for the Work for each Vessel shall be as set forth on Exhibit A and may only be adjusted to account for Baseline Adjustments, in accordance with Exhibit D, and as otherwise provided in accordance with the terms of this Agreement.

2.3	The parties acknowledge and agree that the Contract Price of each Vessel and Option Vessel (if any) includes baselined prices of the Baselined Materials, as indentified in Exhibit D and that the Contract Price of each Vessel and Option Vessel (if any) shall be adjusted (either upward or downward) to account for any differential in the actual prices of the Baselined Material as compared to the baselined prices set forth in Exhibit D. The baselined prices set forth in Exhibit D reflect quotations received by Builder for such Baselined Materials as of November 7, 2011. Builder’s Invoices accompanying each Stage Completion Certificate, as required by Article 5.3, shall include Baseline Adjustments which shall be determined by reconciliation of the actual cost of all Baselined Materials with the baselined costs for such Baselined Materials, as set forth in Exhibit D. Builder’s Invoices shall be supported with copies of all Baselined Materials invoices received by Builder prior to the date of submittal of such Stage Completion Certificate and Builder’s Invoice (without duplication of invoices submitted with earlier Stage Completion Certificates). Baselined Adjustments will be applied to increase or decrease (as the case may be) the Interim Installment Payment corresponding to such Stage of Completion indicated on Builder’s Invoice.

For fourteen (14) days following the execution of this Agreement, the Parties shall use their best efforts to jointly obtain the most favorable terms and conditions, including without limit pricing, delivery, and payment terms, from the

Contract No. 1420110868	10	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

Suppliers and Subcontractors that may provide the Baselined Materials listed in Exhibit D and/or the Specifications. Any more favorable pricing obtained from the Suppliers and Subcontractors as a result of the foregoing shall replace the pricing for such Baselined Materials on Exhibit D and Exhibit D shall be so amended.

2.4	Builder agrees to furnish a suitable location at its shipyard for the full and timely construction of the Vessels together with all labor, management, tools, equipment, Materials, services and fees necessary for the construction, completion, inspection and certification of the Vessels, except for Owner Furnished Items and as otherwise indicated in the Contract Documents.

2.5	Subject to Article 19, Builder will comply with and construct each Vessel to be in compliance with the requirements of governing Regulatory Authorities. All fees and charges of a Regulatory Authority shall be for the account of and paid by the Builder, except those fees and charges of the Classification Society for review of Owner Furnished Items, which shall be for the account of and paid for by the Owner. All fees and charges of the Classification Society for inspection of the Work shall be for the account of and paid by the Builder.

2.6	Subject to Article 19, in the construction of the Vessel, Builder will not knowingly violate the applicable requirements of the Classification Society or other Regulatory Authorities which have jurisdiction and which are in effect or announced to come into effect on the date of this Agreement. In the event Builder becomes aware that any portion of the Contract Documents do not comply with such rules, regulations and requirements of the Regulatory Authorities, the Builder shall promptly notify Owner of said non-compliance and Builder and Owner shall agree on the Modifications necessary to secure compliance and any alterations in the Work caused by such changes shall be the subject of a Change Order without adjustment to the Delivery Date and Contract Price of the affected Vessel(s). If there are changes after the execution of this Agreement in the Classification Society’s rules, or other rules and regulations promulgated by the United States or other Regulatory Authorities applicable to the Vessel, alterations in the Work caused by such change shall be subject to a Change Order which may also adjust the Delivery Date and the Contract Price for each affected Vessel as agreed by the Parties.

2.7

Builder will provide and/or install and commission all Materials shown in the Specifications, including the installation of Owner Furnished Items, except those items which the Specifications state are to be installed by Owner or its separate contractors. With respect to such items to be installed by Owner or its separate contractors, the Builder shall provide reasonable assistance with respect to such

Contract No. 1420110868	11	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

installation in accordance with the Contract Documents and the Project Schedule (as defined in Article 6.4). Builder shall receive and inspect for, and note on the carrier’s receipt, any shipping damage that is reasonably ascertainable upon a visual inspection and check as to agreement with Bills of Lading, store, protect and insure all of the items required by the Contract Documents to be furnished by Owner. Provided that the Builder has complied with the obligations of this Article, Builder shall not be liable for any damage to the Owner Furnished Items that arises prior to delivery to the Builder’s shipyard. As soon as reasonably practical, but in no case later than the next working day following delivery of Owner Furnished Items to the Builder’s shipyard, the Builder shall notify the Owner’s Representative who shall, at Owner’s expense and risk, inspect the Owner Furnished Items. Builder does not accept responsibility for the fitness or condition of the Owner Furnished Items prior to their receipt and inspection as aforesaid. Builder shall be liable to Owner to the extent of available insurance coverage for any damage to or loss of the items furnished by Owner occurring during Builder’s custody thereof which may arise from any event. Owner shall be responsible for providing Builder accurate values of all Owner Furnished Items. The cost of technical support required to commission Owner Furnished Items after installation by Builder shall be the responsibility of Owner. Builder shall allow sufficient working area and time to allow the timely and safe installation and commissioning of equipment and loading of supplies prior to the Vessel’s departure voyage. Commissioning of Owner Furnished Items shall be scheduled by the Builder in cooperation with the Owner.

2.8	Exhibit E attached hereto identifies all Owner Furnished Items and vendor furnished information for the Owner Furnished Items together with the fair market value of said equipment and appurtenances for use in determining the policy value of the Builder’s Risk Insurance under Article 10.1(c). The cost of the Builder’s Risk Insurance for Owner Furnished Items (for values shown in Exhibit E) shall be for the account of and paid by Builder. If Owner requests Builder to place additional insurance, the cost to Owner will be Builder’s incremental cost for such additional insurance, plus 15%. The Owner Furnished Items and vendor furnished information shall be delivered free of cost to Builder at Builder’s yard by the dates set forth in Exhibit E.

2.9	Builder will allow Owner and/or its representatives at all reasonable times to examine the Vessels and the Work during construction.

2.10	The Parties accept the relationship of trust and confidence established between them by this Agreement.

Contract No. 1420110868	12	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

2.11	It is understood that the Builder is an independent contractor in the performance of the Work, maintaining complete control of its workers, the worksite and its operations. Neither the Builder nor anyone employed or engaged by it shall become an agent, representative, servant or employee of the Owner in the performance of the Work or any part of it. Owner shall have no right or authority to supervise, direct, instruct or otherwise give orders to Builder’s personnel or to bind Builder in any way to any third party. The Builder shall have no power whatsoever to bind the Owner in any way in any dealings between the Builder and third parties and shall not attempt or purport to do so. All portions of the Work that Builder does not perform shall be performed under subcontracts or other appropriate agreement between Builder and the Subcontractor performing the Work, and Owner shall have no liability for such Subcontracts. Nothing contained in the Contract Documents shall create any contractual relationship between Owner and any Subcontractor of the Builder. Notwithstanding the foregoing, for informational purposes only, Builder shall furnish to Owner at its request a copy of each Material Subcontract it enters into in connection with the Work.

ARTICLE 3 – DESIGN OWNERSHIP

3.1	The Vessel’s Design, the Specifications, Contract Documents and any Detailed Construction Documentation prepared by or for the Builder or its Subcontractors in connection with the Design or the Work and any Intellectual Property they embody is and shall remain the sole and exclusive property of the Builder. Nothing contained herein shall be deemed to transfer any right of title or ownership of any Intellectual Property to Owner and nothing herein contained shall be deemed to limit Builder’s right to market, license, sell, use, modify or construct from such Intellectual Property for or to other customers of Builder.

3.2	The Builder hereby grants to the Owner a limited, transferable, worldwide, perpetual royalty-free license to use copy, display, create derivative works from, and otherwise use in the Owner’s business the Vessel’s Design, the Specifications and any other Detailed Construction Documentation prepared by or for the Builder or its Subcontractors in connection with the Work for operations, repair, or maintenance of the Vessels. In no event is Owner permitted or licensed to use the Vessel’s Design, Specification, Contract Documents or any Intellectual Property to construct or have constructed on its behalf any additional vessel or part thereof except as otherwise expressly agreed to by Builder at its sole discretion, in writing.

Contract No. 1420110868	13	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

ARTICLE 4 – TRIALS AND DELIVERY

4.1	Owner shall, at its own expense, have the right at any time during normal business hours to inspect the Vessel and the Work and the progress being made in the Work and further shall have the right to have any qualified person of its choosing make inspection and examination of the Vessel in various stages of construction, subject to Builder’s right to deny access to any person who, in Builder’s reasonable opinion, does not comply with Builder’s healthy, safety, or security policies. Owner shall be responsible for promptly notifying Builder in writing if there is any complaint as to the satisfactory accomplishment of the Work that is observed by the Owner.

4.2	Upon installation of any of the Vessel’s machinery, equipment and systems, each item will be tested to ensure its proper operation. Materials and consumables necessary for operational testing, including but not limited to fresh water, fuels, oils, greases, filters, hydraulic fluids, shall be furnished by and for the account of the Builder. In accordance with Article 16.3, Owner shall pay Builder for materials and consumables on board the Vessel at the time of Delivery.

4.3	When Builder has completed the Work on each respective Vessel, the Vessel will undergo Dock Trials to demonstrate that the Work and all the Vessel’s machinery, equipment and systems operate in accordance with the Contract Documents. Owner will be given a minimum seven (7) day advance notice of the scheduled dates for Dock Trials. Upon satisfactory completion of Dock Trials, and satisfactory correction of any of defective or non-compliant Work, the Vessel shall go on Sea Trials immediately prior to its intended Delivery to Owner. The Vessel will undergo Sea Trials to demonstrate that the Work is completed, and including without limit, that the Vessel and its machinery, equipment and systems operate satisfactorily while the Vessel is in service and the Vessel was constructed in accordance with the Contract Documents and all applicable requirements of the Regulatory Authorities. During any trials, the Vessel will be inspected by the Regulatory Authorities, the Builder and Owner. If there is any complaint as to the satisfactory completion of the Work, Owner will promptly, and in any event within two (2) Working Days after conclusion of each trial, notify Builder in writing, setting forth the nature and character of the complaint in sufficient detail to fully apprise Builder of same. If Builder agrees that Owner has a valid complaint as to the unsatisfactory completion of the Work, Builder shall attempt to resolve the complaint to conform with the Contract Documents. When the inspection is complete and complaints, if any, are satisfactorily resolved, the Work and the Vessel will be complete and accepted in writing by Owner.

Contract No. 1420110868	14	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

4.4	If a complaint cannot be resolved and settled by the Parties, then such complaint shall be settled by good faith discussion among the parties, failing which the complaint shall be referred to and resolved by arbitration in the manner provided for in Article 25 of this Agreement. During the pendency of such dispute and at the written direction of Owner, Builder will proceed to perform all Work necessary to resolve the Owner’s complaint and Owner will pay Builder for such Work on a time and material basis as defined in Article 9.7 and the Delivery Date shall be provisionally adjusted by the number of days the Work directed by Owner took to complete. The party who does not prevail in this dispute will be required to pay for any costs of additional testing and Dock or Sea Trials. If the arbitrators determine that the disputed Work was required by the Contract Documents, then the Work shall be deemed to have been part of the Contract Price, and the Builder shall be deemed to have been required to correct the Work at Builder’s sole cost and expense, including costs of such additional testing and Dock or Sea Trials as may have been required in order to complete the Work in accordance with the Contract Documents and Builder shall reimburse Owner for all such correction costs previously paid to Builder and pay any liquidated damages for delay for each day by which the delivery of the Vessel was delayed.

4.5	Owner shall provide to Builder a “Shipyard Contract Deficiency Report” in the form of Exhibit P as a means to communicate items that need to be addressed by the Builder before Delivery and Acceptance.

4.6	Builder shall deliver the Vessels to Owner in accordance with this Agreement on or before the respective Delivery Date or Extended Delivery Date, as the case may be, free and clear of liens and encumbrances and with Lien Release(s) in the forms of Exhibits G-1 and G-2, as required by Article 5.6.

4.7	Delivery shall be made safely afloat at Builder’s shipyards in Jackson County, Mississippi or at a location mutually agreed by Owner and Builder. If Delivery is made at an offshore location, the costs of such offshore delivery will be the subject of a Change Order for the account of the Owner.

ARTICLE 5 – PAYMENT

5.1	The Work shall be performed by Builder in consideration of the Owner’s payment of the respective Contract Price for each Vessel set forth in Exhibit A of this Agreement, as may be modified by Baseline Adjustments and Change Orders.

5.2	Owner agrees to pay the Contract Price of each Vessel to Builder in Interim Installment Payments which shall correlate to the Stage of Completion schedule

Contract No. 1420110868	15	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

as set forth in Exhibit Q for each Vessel. In the event that Owner shall fail to pay the first Interim Installment Payment upon the date of execution of the Agreement, Builder shall have the right, at its sole discretion, to (i) cancel this Agreement, in which event Builder shall have no further obligation to Owner hereunder, or (ii) suspend performance of the Agreement until such Interim Installment Payment is received. In the event of such suspension, the Effective Date of this Agreement shall be deemed to be the date that the first Interim Installment Payment is received by Builder and the Project Schedule, including all Delivery Dates, shall be adjusted commensurately with the period of suspension. In no event shall an Interim Installment Payment event require payment to the Builder for any Vessel that has not achieved the progress of Work required for that Interim Installment Payment for that Vessel, notwithstanding achievement by other Vessels.

5.3	Builder will give Owner written notice of intended date of issuance of a relevant Stage Completion Certificate, not more than ten (10) nor less than five (5) days before issuance. The form of Stage Completion Certificate is attached as Exhibit F-1 to this Agreement. Except for the first Interim Installment Payment, and with respect to any Interim Installment Payment which is disputed and subject to resolution pursuant to Article 5.5, Interim Installment Payments will be made by Owner within ten (10) days of receipt of the relevant Stage Completion Certificate, or within ten (10) days of resolution of such dispute under Article 5.5, accompanied by appropriate Lien Release(s) and Builder’s Invoice, in the form attached as Exhibit F-2 (except that the Delivery Payment will be made by Owner upon Delivery of the Vessel and prior to the Vessel leaving Builder’s Delivery Point). Each of Builder’s Invoices shall include Baselined Adjustments, as set forth in Article 2.3.

5.4	Except for the first Stage of Completion, Builder shall furnish a Stage Completion Certificate for each Stage of Completion for each Vessel which shall state (i) the stage of Work achieved; (ii) that the Work completed complies with the Contract Documents; and (iii) that, subject to payment by Owner therefore, there are no liens upon said Vessel for labor, Materials or equipment for said Vessel, except those created by the Owner, its subcontractors, vendors, or employees. The Stage Completion Certificate shall be executed and certified by the President or Vice President of Production or Secretary/Treasurer of Builder. If Builder has created or suffered any outstanding lien on the Vessel, Owner shall not be obligated to make payment until the lien is resolved, unless such liens are held by the Owner, its employees, subcontractors, vendors, inspectors, assigns or Affiliates. Stage Completion Certificates for each stage of completion shall be furnished to Owner along with Lien Release(s) in the forms of Exhibit G-1 and G-2 in favor of the Vessel and Owner executed by Builder and each Material Subcontractor or Supplier.

Contract No. 1420110868	16	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

5.5	Except for disputes arising during the final Stage of Completion, if Owner objects upon receipt of the Stage Completion Certificate on grounds that the pertinent stage has not been reached, the dispute will be submitted to a Senior Surveyor of the American Bureau of Shipping (“ABS”) within the jurisdiction where the Vessel is being built, whose decision as to achievement of the relevant stage will be final and binding.

5.6	As of the time of Delivery of a Vessel, the Builder shall have executed and delivered to Owner 1) a Certificate of Completion and Delivery in the form of Exhibit H (including all documents listed therein) stating (i) that the Vessel has been completed; (ii) that all trials and tests have been satisfactorily completed; (iii) that the Vessel complies with the Contract Documents and is free from known defects in Builder’s materials and workmanship; 2) final lien waivers from Builder, in the form of Exhibit G-1 and all Subcontractors and Suppliers in the form attached as Exhibit G-2; 3) the Detailed Construction Documentation; 4) any other documents set forth in the Specifications and 5) any other document reasonably required by Owner, by applicable law or by any Regulatory Authority in order for the Owner to have the Vessel documented in the Owner’s name and to allow the Vessel to commence operations as an Offshore Supply Vessel, inspected under 46 C.F.R. Sub-Chapters L and I, with a coastwise endorsement in the United States, the foregoing being collectively referred to as the “Delivery Documents”. Upon receipt of all Delivery Documents, the Vessel, Owner shall execute and deliver to Builder of a Protocol of Delivery and Acceptance in the form set forth in Exhibit M.

5.7	Upon Delivery as evidenced by a fully executed Protocol of Delivery and Acceptance, the Owner shall pay the Builder, as to that particular Vessel:

1.	The Delivery Payment indicated in Exhibit Q;

2.	Plus any and all time and material payments that have not been paid to date;

3.	Plus any applicable State or Local Sales and/or Use Taxes, unless Owner has provided to the Builder documents required by Mississippi law to obtain a sales or use tax exemption (Builder agrees to provide reasonable assistance as requested by Owner for obtaining any available exemption(s));

Contract No. 1420110868	17	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

4.	Plus or less any changes in the Contract Price resulting from fully executed Change Orders that have not been paid or credited prior to Delivery;

5.	Plus the value of any stores on board at time of Delivery;

6.	Plus any Baseline Adjustments that may be applicable, in accordance with Article 2.3, and that have not been paid to date;

7.	Less any liquidated damages for delay that may have accrued in accordance with Article 8 below. If the amount of undisputed liquidated damages payable pursuant to Article 8 shall exceed the sum of (1) through (6), above, Builder shall pay the difference to Owner in cash at the time of Delivery.

5.8	In the event of any dispute between the Parties at the time of Delivery, the Parties shall reserve their respective rights regarding the dispute and Delivery of the Vessel shall be made subject to such reservation. Builder shall not withhold or otherwise delay or encumber the Delivery of the Vessel and Owner shall not withhold acceptance of a Vessel or the payment of all amounts indicated in Article 5.7.

5.9	All payments will be due by wire transfer unless otherwise specified herein. Builder and Owner shall furnish wire transfer instructions to the other Party. Any and all late payments shall accrue interest at the prime rate issued by Wells Fargo Bank, N.A. as indicated in the thirty-day Libor plus two percent (2%) from the date that the payment was due until paid.

5.10	Payments by Owner shall be without prejudice to all rights, defenses and remedies of Owner in respect of the Vessel and this Agreement.

5.11

Additions, deletions or extra items requested by Owner from the Contract Documents must be agreed upon by both Owner and Builder in writing prior to commencement of Work pertaining thereto, in accordance with Article 9 below. Any increase or decrease in the Contract Price from a change or adjustment agreed to in accordance with Article 9 shall be deemed a part of the Contract Price. Where the increase or decrease in the Contract Price has not been agreed upon or determined, Interim Installment Payments shall be estimated based on the midpoint between the Builder’s and Owner’s independent estimates of the increase or decrease in the Contract Price due to such change or adjustment, unless Owner and Builder agree otherwise; provided that at the time the increase

Contract No. 1420110868	18	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

or decrease in the Contract Price is agreed upon or determined, an appropriate adjustment in the level of Interim Installment Payments shall be made to reflect any variance between the estimate and the agreement or determination.

5.12	In the event that an increase or decrease in the Contract Price due to change or adjustment under Article 9 below is not mutually agreed to prior to Delivery of the Vessel to Owner, appropriate adjustment of any overpayment or underpayment shall be made promptly upon final determination in accordance with Article 25 as to the increase or decrease and any adjustments required to the Contract Price shall be paid or refunded within ten (10) days.

5.13	If a change or adjustment including any Baseline Adjustments, shall result in an agreed increase or decrease in the Contract Price for a particular Vessel, all Interim Installment Payments thereafter relating to that Vessel shall take account of such increased or decreased Contract Price, as set forth above; additionally, the first such Interim Installment Payment that becomes due after the subject increase or decrease shall be adjusted by an amount equal to the product of (a) the amount of the increase or decrease in the Contract Price and (b) the aggregate percentage of the Contract Price required to be paid on or before the due date of such Interim Installment Payment.

ARTICLE 6 – PROSECUTION OF THE WORK AND PROJECT SCHEDULE

6.1	The Builder shall provide and at no charge other than the Contract Price all things required for the complete performance of the Work, except for such items as are specifically required by the Contract Documents to be furnished by the Owner. The Builder shall at all times prosecute the Work diligently so as to ensure its completion in full accordance with the Contract Documents within the time required for delivery of each Vessel by the Delivery Date. The Builder shall at all times furnish sufficient numbers or amounts of properly skilled and qualified workers, acceptable materials and equipment and adequate services and tools and equipment necessary for the Work and the delivery of each Vessel by the Delivery Date.

6.2

Builder shall perform all of the Work in accordance with Good Shipbuilding Practices, all applicable laws, applicable codes and standards, and the Contract Documents. All engineering and design services shall be provided utilizing Good Shipbuilding Practices and the generally accepted standard of care, skill and diligence as would be provided by an engineering or naval architecture firm experienced in supplying engineering or naval architecture services nationally to the U.S. maritime industry. Each Vessel shall be constructed in a good and

Contract No. 1420110868	19	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

workmanlike manner and in accordance with the class standards set forth in the Specifications, Contract Documents and the requirements of the governing Regulatory Authorities. All Work of the Builder requiring certification shall be certified, and all designs requiring sealing shall be sealed by professional engineers licensed and properly qualified to perform such engineering services in the appropriate jurisdiction.

6.3	The Builder understands that time is of the essence for the Owner and that an essential cause of this Agreement and fundamental reason that Builder’s proposal has been selected and that Owner has entered into this Agreement with Builder is the representation by Builder and the commitment made in this Agreement that, except for causes of Force Majeure or other delays excused in accordance with the terms of this Agreement, the Builder can and will perform the Work and can and will deliver each Vessel by the respective Delivery Date shown on Exhibit A. In the event that the Builder cannot complete and deliver any Vessel by its Delivery Date, the Builder will work with full dispatch in order to complete any delayed Vessel in the most timely manner reasonably achievable by the Builder. The Builder shall not, under any circumstances, make a decision that it is more economically advantageous for the Builder to pay liquidated damages than to allocate available resources to the construction of a delayed Vessel that, if so allocated would prevent the delay or lessen the delay and Owner shall have the right to an injunction to prevent any such action by Builder. Notwithstanding anything to the contrary in Article 25, Owner may seek such injunction in any court of competent jurisdiction,

6.4

Builder has provided to the Owner a preliminary schedule attached hereto as Exhibit K. No later than thirty (30) days following the execution of this Agreement, Builder shall submit to Owner a detailed project schedule and execution plan (the “Project Schedule”) in electronic form including embedded logic and data for completion of the Work within the allotted time. The Owner and the Builder each acknowledge that the Project Schedule is a tool to be used to measure the Builder’s progress. Such schedule shall indicate dates for commencement, completion of the Work, and an overall project execution strategy. All points of interface between Owner and Builder (i.e., all instances where performance of Builder’s Work depends upon Owner) and appropriate constraints shall be included in the Project Schedule. In particular, the required delivery date of Owner Furnished Items shall be included in the Project Schedule so that the Owner may schedule its delivery to the Builder. In addition to any and all other parts of the Work shown, said Project Schedule shall indicate the dates of expected completion of each Stage of Completion task set forth in Exhibit Q. Builder shall use and be entitled to rely upon information provided by

Contract No. 1420110868	20	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

Owner for installation of Owner Furnished Items and shall bear no liability for the inaccuracies contained therein or schedule impacts due to incorrect information provided by Owner

6.5	During the performance of the Work, the Project Schedule shall be kept current to show the progress of the Work and shall be resubmitted to Owner for its review every two (2) weeks. If the progress of the Work in comparison to the Project Schedule evidences that Builder is not substantially on schedule and that completing a Vessel by its Delivery Date is in jeopardy, and the Owner so notifies Builder, Builder shall, within fifteen (15) working days thereafter, provide a plan to Owner, which plan must set forth a revised Project Schedule with a resequencing and/or acceleration of elements of the Work in order to complete the Vessel with the least delay possible.

6.6	If the Project Schedule shows that the actual delivery date of a Vessel will be more than ninety (90) days later than the Delivery Date or, if applicable, any Extended Delivery Date for that Vessel, this shall be an event of default and Owner shall be permitted to terminate the Contract as to that Vessel pursuant to the provisions of Article 14.2 below, and Builder shall be entitled to cure such event in accordance with Article 14.2.

ARTICLE 7 – FORCE MAJEURE

7.1	All agreements of the Builder under this Agreement, with respect to any Delivery Date of the Vessel, shall be subject to extension by reason of Force Majeure. Subject to Articles 7.2 through 7.5, the parties agree that such causes shall include, but not be limited to, the following: all strikes, lockouts, or any other industrial disturbance (not within the control of Builder and not involving its own workers), shortages, unavailability or inadequacy of fuel supplies or electricity, supplies, Materials and equipment, acts of God, war, preparation for war, the intervention of the Military or other agencies of government, blockade, sabotage, not involving Builder’s own workers or Builder’s Subcontractors, terrorism, vandalism, not involving Builder’s own workers or Builder’s Subcontractors, riots, insurrection, extraordinary rain, landslides, floods, named tropical storms, hurricanes, tornadoes, earthquakes, collisions, fire, epidemics, lightning, any delay or non-delivery of Owner Furnished Items, delays caused by changes authorized by Owner (without prejudice to Builder’s entitlement to a Change Order in accordance with Article 9). No such extension, however, shall suspend, alter or affect Builder’s right to receive or Owner’s duty, if any, to compensate for all Work completed through the date of suspension.

Contract No. 1420110868	21	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

Builder shall notify Owner in writing and shall furnish an estimate of the extent of the delay as soon as reasonably practical but not exceeding thirty (30) days after learning of a Force Majeure event. Builder shall include with that notice (i) a description of the event, (ii) its occurrence date, (iii) its expected duration and (iv) its expected effect on the Project Schedule and the Delivery Date of any Vessel. Builder shall inform Owner in writing of the end of a Force Majeure event as soon as reasonably practical after its cessation but not exceeding thirty (30) days and include an estimate of the delay in any Delivery Date, if any, caused by that event. Upon receipt of Builder’s notice of a Force Majeure event, Owner shall, within seven (7) days, either acknowledge the same in writing and indicate agreement if such development is to be treated as a Force Majeure event, or state any objections, and the reasons therefore, to acceptance of this development as a Force Majeure event. Failure to respond shall be deemed to be an acceptance of the Force Majeure event and delays and the Project Schedule shall be extended accordingly. If Owner disagrees, the matter shall be reserved and referred to resolution under Article 25. If and when the completion of any Vessel is delayed by Force Majeure, the Delivery Date of such Vessel(s), and any subsequent Vessel(s) that are impacted by such Force Majeure event, shall be adjusted by a period equal to the period specifically and exclusively resulting from the Force Majeure delay.

7.2	Delays caused by weather conditions shall only be Force Majeure where caused by landslide, lightning, flood, windstorm, hurricane, named tropical storm, earthquake, tornado or extraordinary rains which prevent Work occurring at the Builder’s yard and occurring out of doors for a full working daytime shift. Rain shall not be considered a Force Majeure event unless (1) its occurrence requires a shutdown of an affected portion of the shipyard where the Work hereunder is being performed prior to 12:00 noon on a regularly scheduled Working Day, or (2) on the day of such weather conditions, the scheduled Work for that day includes painting and such rain or other weather conditions do not permit painting or any other Work. For each day on which rain meets the requirements set forth in the preceding sentence, Builder shall be entitled to one (1) full day extension of the Vessel’s Delivery Date.

7.3	Delays caused by labor shortages and other shortages or inability to perform resulting directly from and that arise immediate following named tropical storms or hurricanes shall only be considered Force Majeure provided that Builder shall have provided to Owner within ten (10) days following its notice of the Force Majeure event a plan by the Builder demonstrating that the Builder will take all reasonable efforts in order to mitigate the effects and delays arising from such shortages or inabilities to perform in an expedient manner.

Contract No. 1420110868	22	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

7.4	Should there be local area, state or federal government interferences in Builder’s yard, this interference will only be considered “Force Majeure” if exercised by the governmental entity pursuant to clear legal authority. If exercised without clear legal authority, it will only be considered “Force Majeure” if Builder reasonably exercises its legal rights to oppose such interference, by all reasonable legal means in order that interference will not cause delays in delivery of the Vessels.

7.5	Delays in receiving supplies, materials and equipment shall not be considered Force Majeure unless (a) caused by strikes or lockouts of workmen other than those under the employ of Builder or (b) Builder establishes to the reasonable satisfaction of Owner that (1) Builder timely ordered and paid for as required such supplies, materials and equipment; (2) Builder exercised due diligence to obtain delivery; (3) no other source of supply was reasonably available and (4) Builder is unable to reasonably adjust its Project Schedule to maintain scheduled progress of the Work.

7.6

Should Builder claim adjustments to the Delivery Date for a Vessel for one hundred and twenty (120) or more days in the aggregate for reasons related to Force Majeure events (excluding any other cause of delay attributable to Owner), the Owner, in its sole option and discretion, shall have the right to terminate this Contract for convenience as to that Vessel by giving seven (7) days prior written notice to Builder of Owner’s intent to terminate for convenience under this Article. In such event, Builder shall release the specified Vessel, and the Work and any Materials or equipment relating thereto to Owner and invoice Owner (a) for the portion of the Contract Price(s) allocable to the Work in progress performed on and Material commitments made for the specified Vessel as of the effective date of the termination, less the aggregate of previous payments relating to such Vessel and (b) for all documented expenditures made and costs incurred reasonably necessary to the settling or discharging outstanding commitments relating to such Vessel entered into by Builder in performing under this Contract. Owner shall pay the invoice at the time the Builder releases the Vessel to the Owner. In the event of termination for Force Majeure pursuant to this Article by Owner, the Owner’s right to terminate shall be its sole and exclusive remedy and the provisions of Article 14 shall not apply and the termination shall not be deemed to be on account of a Builder default. The Parties shall upon termination execute and deliver a mutual release of all obligations under this Agreement relating to the specified Vessel, except for those that this Agreement provides survive termination. Unless specifically provided in this Agreement, Owner shall not under any circumstances be responsible or liable to Builder, or its Suppliers or Subcontractors of any tier, for any incidental, consequential or special damages or expenses of any type or kind, including, but not limited to, loss of time, loss of

Contract No. 1420110868	23	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

profit or earnings, or losses related to detrimental reliance upon the existence of the Contract, whether or not such losses directly or indirectly arise out of the Contract, or from any actions taken by Owner at any time to terminate the Contract as to any or all of the Vessel.

ARTICLE 8 – LIQUIDATED DAMAGES FOR DELAY

8.1	In the event Builder shall deliver a Vessel later than the Delivery Date, or Extended Delivery Date for the Vessel, Builder shall pay to Owner as liquidated damages in the form of a reduction in the Contract Price for the Vessel, to the extent any amounts are still owing, and any balance in cash, the amount of *** Dollars per day for each and every day that the actual date of Delivery for the Vessel occurs after the Delivery Date or Extended Delivery Date, for the Vessel, for the first thirty (30) days or less of delay.

8.2	In the event Builder shall deliver a Vessel later than thirty (30) days after its Delivery Date or Extended Delivery Date, but less than sixty-one (61) days after the Delivery Date or Extended Delivery Date for the Vessel, Builder shall pay to Owner as liquidated damages in the form of a reduction in the Contract Price for the Vessel, to the extent any amounts are still owing, and any balance in cash, the amount of *** Dollars per day for each and every day that the actual date of Delivery of that Vessel exceeds thirty (30) days after the Delivery Date or Extended Delivery Date, up to sixty (60) days of delay. Any amount payable as liquidated damages under this Article 8.2 shall be in addition to the liquidated damages payable under Article 8.1.

8.3	In the event Builder shall deliver a Vessel later than sixty (60) days after its respective Delivery Date or Extended Delivery Date, but less than ninety-one (91) days after the Delivery Date or Extended Delivery Date for that Vessel, Builder shall pay to Owner as liquidated damages in the form of a reduction in the Contract Price for the Vessel, to the extent any amounts are still owing, and any balance in cash, the amount of *** Dollars per day for each and every day that the actual date of Delivery of that Vessel exceeds sixty (60) days after the Delivery Date or Extended Delivery Date up to ninety (90) days of delay. Any amount payable as liquidated damages under this Article 8.3 shall be in addition to the liquidated damages payable under Articles 8.1 and 8.2.

8.4

In the event Builder shall deliver a Vessel later than ninety (90) days after its respective Delivery Date or Extended Delivery Date, but less than one hundred twenty (120) days after the Delivery Date or Extended Delivery Date for the

Contract No. 1420110868	24	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

Vessel, Builder shall pay to Owner as liquidated damages in the form of a reduction in the Contract Price for the Vessel, to the extent any amounts are still owing, and any balance in cash, the amount of *** Dollars per day for each and every day that the actual date of Delivery of that Vessel exceeds ninety (90) days after the Delivery Date or Extended Delivery Date up to one hundred twenty (120) days of delivery. Any amount payable as liquidated damages under this Article 8.4 shall be in addition to the liquidated damages payable under Articles 8.1, 8.2 and 8.3.

8.5	In the event Builder shall deliver a Vessel later than one hundred twenty (120) days after its respective Delivery Date or Extended Delivery Date, Builder shall pay to Owner as liquidated damages in the form of a reduction in the Contract Price for the Vessel, to the extent any amounts are still owing, and any balance in cash, the amount of *** Dollars per day for each and every day that the actual date of Delivery for the Vessel exceeds one hundred twenty (120) days after the Delivery Date or Extended Delivery Date. Any amount payable as liquidated damages under this Article 8.5 shall be in addition to the liquidated damages payable under Articles 8.4, 8.2, 8.3 and 8.4.

8.6	In no event shall Builder’s liability for liquidated damages for any Vessel that is delivered late exceed *** of the Contract Price of such Vessel.

8.7

It is agreed that in the event of late Delivery, Owner shall suffer damages which are difficult to ascertain, and the Parties acknowledge and agree that liquidated damages in the amounts set forth herein are a reasonable estimate of the anticipated damages that Owner may suffer as a result of delayed delivery and are not a penalty. It is understood and agreed by and between Builder and Owner that such reduction in the Contract Price for the liquidated damages or payment of any balance in cash shall be in lieu of all other delay damages available to Owner under this Agreement or at law or in equity (except for the injunctive relief set forth in Article 6.3), if any, and shall be construed as liquidated damages and as a waiver of any rights or remedies available for the failure to timely complete the applicable Vessel on or before the respective Delivery Date(s) as adjusted. Such liquidated damages shall be Owner’s sole and exclusive remedy for any damages due specifically to late delivery of a Vessel and Owner specifically waives all other rights or remedies at law or in equity (except for injunctive relief) for any such late delivery. The Owner specifically reserves its equitable remedies for injunctive relief as contemplated by Article 6.3. Notwithstanding the foregoing, liquidated damages shall cease to accrue at such time that Builder tenders delivery to the Owner of a Vessel if construction of the Vessel is fully completed in accordance with the Contract Documents except for minor items which do not

Contract No. 1420110868	25	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

adversely affect the ability of the Vessel to be classed, registered, and lawfully operated in the service for which it was constructed and which are consented to by Owner, which minor items consent shall not be unreasonably withheld.

8.8	In the event Builder shall not have delivered any Vessel on or before one hundred twenty-one (121) days after its respective Delivery Date or Extended Delivery Date, the Builder shall be in default and in addition to the liquidated damages due, Owner may at its option terminate this Contract according to Article 14.2 hereof as to that particular Vessel.

ARTICLE 9 – CHANGES IN THE WORK

9.1	Owner reserves the right to make any deductions from or additions to the Work on giving due notice in writing to Builder, the cost of any such changes to be agreed upon in advance by Owner and Builder, and added to, or deducted from the total Contract Price for any affected Vessel. If any such change will affect the Delivery Date(s) of a Vessel(s), or if any delays shall have occurred which, according to the terms of this Agreement, require an adjustment of the Delivery Date(s), the Delivery Date(s) shall be adjusted accordingly. A statement of the increased or reduced amount of the Contract Price, and/or any adjustment to the Delivery Date, shall be submitted in Change Order form to Owner by Builder, and must be approved by Owner in writing before any change in the Work is performed by Builder. Said Change Order shall be agreed or disputed in writing by Owner, and shall be deemed approved if not disputed in writing, within three (3) Working Days of receipt of Builder’s submittal. The Change Order form to be utilized is attached hereto as Exhibit I.

9.2	Changes in the Work or to any Contract Document may be accomplished after execution of this Agreement, and without invalidating the Contract, by Change Order, subject to the limitations herein.

9.3	Changes in the Work shall be performed under applicable provisions of the Contract Documents, and Builder shall proceed promptly on those, unless otherwise provided in the Change Order.

9.4	When Owner and Builder agree on adjustments in the Contract Price or adjustments of the Delivery Date, or Modifications in the Specifications or any Contract Documents or otherwise reach agreement upon the adjustments, such agreement shall be effective only upon execution of an appropriate Change Order, signed only by the authorized signatories identified in Article 21.2.

Contract No. 1420110868	26	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

9.5	If Builder wishes to make a claim for an increase in the Contract Price for any change in any part of the Work or if changes to the applicable rules of the Regulatory Agencies require changes to the Contract Documents as contemplated in Article 2.5, it shall give Owner written notice thereof in the form of a proposed Change Order. This proposed Change Order shall be given by Builder before proceeding to execute the relevant portion of the Work, except in an emergency endangering life or property in which case Builder may proceed. No such claim shall be valid unless so made, and approved in writing signed by one of the authorized signatories of the Owner identified in Article 21.2, in the form of an approved Change Order. If Owner and Builder cannot agree on the amount of the adjustment in the Contract Price or the adjustment of the Delivery Date, Owner may direct Builder to perform such change in the Work and shall pay Builder for Work performed in furtherance of the Change Order on the basis set forth in Article 9.7, without waiver of Owner’s right to thereafter submit the dispute to arbitration pursuant to Article 25 hereof.

9.6	Cost of any change considered an addition or a deletion shall be on a labor and materials basis, unless some other method of pricing is agreed by Builder and Owner. Cost of any change considered a substitution shall be the difference between the cost of the new substituted item and the originally specified item.

9.7	Any Work performed on a time and material basis during the Agreement shall be subject to Builder’s published rate sheet, attached as Exhibit O. Notwithstanding the foregoing, in no event shall Builder be entitled to a markup for materials in excess of Builder’s cost plus ten percent (10%).

9.8	Each approved Change Order shall be deemed to include all direct and indirect costs, including delay, local disruption, cumulative disruption, cumulative impact, acceleration and like costs associated with, resulting from, or incidental to an approved Change Order including such costs that may be incurred by the Builder, its subcontractors and its suppliers. Builder hereby agrees that upon its acceptance of an approved Change Order, Builder shall be deemed to waive and release all claims against the Owner for any and all additional costs or delays in a relevant Delivery Date, including without limitation costs and delays based on any legal or equitable theory such as cumulative disruption or cumulative impact theories, resulting from an approved Change Order.

9.9

No change in the Work under this Agreement, whether by way of alteration or addition to or deletion of the Work, shall be the basis of a change to the Contract Price or a change in a relevant Delivery Date unless and until such alteration or addition or deletion has been authorized by a Change Order executed and issued in accordance with and in strict compliance with the requirements of the Contract

Contract No. 1420110868	27	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

Documents. In no event shall Builder be obligated to perform any changes to the Work upon verbal or written direction of Owner which is not in conformity with the requirements of this Agreement.

9.10	For the avoidance of doubt, any change in the type, size, or scope of the Baseline Materials shall be subject of a Change Order in accordance with the terms hereof.

ARTICLE 10 – INSURANCE

10.1	At any and all times during the term of this Agreement, Builder shall at its own expense maintain, with an insurance company or companies authorized to do business in the state in which Work is to be performed and reasonably acceptable to Owner, insurance coverages of the kind and in the minimum amounts as follows:

(a)	Workmen’s Compensation Insurance including occupational disease and coverage under the United States Longshoremen’s and Harbor Worker’s Compensation Act, such insurance to cover all benefits provided by the applicable Act, also Employer’s Liability Insurance extended to include coverage for Maritime Employer’s Liability (i.e., Jones Act, Death on the High Seas Act and transportation, wages, maintenance and cure) with minimum limits of $1,000,000 in any one occurrence. Owner agrees that Builder’s statutorily approved self-insured status issued by the U. S. Department of Labor for such liability is acceptable in lieu of commercial insurance.

(b)	Comprehensive General Liability Insurance with an endorsement specifically covering the liability assumed by the Builder under this Contract or evidence of blanket contractual liability that specifically addresses the exposures of this Contract, sudden & accidental seepage & pollution coverage, watercraft exclusion deleted or modified to address the exposures of this Contract, and “in rem” endorsement with minimum limits of $1,000,000 per occurrence.

(c)

Builder’s Risk Insurance naming Owner as a named insured and loss payee, as its interests may appear, covering each Vessel, the Work and Materials for their full insurable value against all risks, including but not limited to fire, while under construction and/or fitting out and/or on Dock Trials or Sea Trials, including Materials in buildings, workshops, yards and docks of the Builder, or on quays, pontoons, craft, etc., and against all risks while in transit to and from the shipyard and/or the Vessel(s),

Contract No. 1420110868	28	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

wherever she may be lying, also all risks of loss or damage through collapse of supports or ways from any cause whatever, and all liability risks of Builder and Owner with respect to construction and delivery of the Vessel(s). Such policy shall provide coverage for any Owner Furnished Items while at the Builder’s yard and during transit to/from the Builder’s yard as declared, valued and identified by Owner to Builder. Such insurance will be in the amount of the full insurable value of the Vessel(s), Work and Materials. Any provisions of the Builder’s Risk Insurance liability coverages that would limit liability coverage for any assured to liabilities “as owner,” or words of similar effect, or that would exclude liabilities for injury or death of “employees” of an assured, while part of the Vessel’s crew for purposes of Dock Trials or Sea Trials, must be deleted or appropriately modified by endorsement to the policy.

(d)	Hull & Machinery, Protection & Indemnity (P&I) and Pollution for any owned and/or bareboat chartered vessels used in conjunction with Builder’s operations:

a.	Hull & Machinery per American Institute Hull Clauses (amended for the vessel operations at the shipyard) or equivalent to the fair market value of the vessel. Any references to “other than owner” or other owner limitations will be deleted by endorsement to the policy as respects the naming of Owner as an additional assured;

b.	P&I per P&I form SP 23 or equivalent (amended for the vessel operations at the shipyard) with a minimum limit of $1,000,000 per occurrence. Any references to “other than owner” or other owner limitations will be deleted by endorsement to the policy as respects the naming of Owner as an additional assured;

c.	Pollution per Water Quality Insurance Syndicate (WQIS) or equivalent with a minimum limit of $5,000,000.

(e)	Pollution Coverage for Vessels under Repair, Construction or Modification per WQIS policy wording, inclusive of Builder’s responsibility for pollution liability and/or Certificate of Financial Responsibility (COFR) with a minimum limit of $5,000,000.

Contract No. 1420110868	29	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

(f)	Bumbershoot or Excess Liabilities providing excess liability coverage above the primary liability coverages noted above with a minimum limit of $25,000,000. To the extent limits above this $25,000,000 minimum limit are purchased by Builder, such additional limits shall also cover Owner as an additional insured with the same provisions as noted for the $25,000,000 minimum limit.

10.2	Prior to Work, each party shall procure, from each of its insurers, in respect of risks assumed under this Contract, a written and enforceable specific endorsement of such party’s policies (excluding worker’s compensation, which is noted below) to provide a blanket and unrestricted waiver of the underwriter’s or insurers’ rights of subrogation against the other party and shall be endorsed to name the other party’s respective Group, as defined in Article 23, and their successors and assigns as additional insured. Builder agrees that its policies shall be primary in all cases, except cases in which liabilities result directly from the acts or omissions of Owner’s Representatives or Owner’s separate contractors. Any insurance that may be carried by Owner shall be excess over and above the amount recoverable under the policies of Builder, except cases in which liabilities result directly from the acts or omissions of Owner’s Representatives or Owner’s separate contactors. The policies of insurance procured by Builder shall acknowledge that said policies are primary, and that no pro-rata contributions are required by the Owner or Owner’s insurers, except cases in which liabilities result directly from the acts or omissions of Owner’s Representatives or Owner’s separate contactors. Builder further agrees that its worker’s compensation insurance policies shall be endorsed to designate Owner Group, as defined in Article 23, and their successors and assigns, as an alternate and statutory employer and shall be endorsed to provide a blanket and unrestricted waiver of its underwriters’ or insurers’ rights of subrogation.

10.3	Certificates of Insurance. Before commencing Work, Builder shall furnish Owner with Certificates of Insurance indicating (1) kinds and amounts of Insurance as required, (2) the names of the insurance company or companies providing the aforesaid coverages, (3) the effective and expiration dates of policies, (4) that Owner will be given thirty (30) days written advance notice of any cancellation or material change in any policy, or in the event of non-payment of premiums, five (5) days written advance notice, (5) waiver of subrogation endorsement has been attached to all policies, (6) that all of Owner’s Group have been named as additional insureds by endorsements attached to all policies, provided that Owner shall be named as a named insured under the Builder’s Risk insurance policy and (7) the territorial limits of all policies. All deductibles will be for the account of Builder.

Contract No. 1420110868	30	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

10.4	Owner’s Representative and its separate vendor representatives or contractors performing work on or in connection with a Vessel shall, at all times, be deemed to be agents or contractors of Owner. Owner’s Representatives and separate contractors shall provide Builder with evidence of insurance (including Longshoremen and Harbor Workers Compensation coverage) naming Builder as an alternate and statutory employer and shall be endorsed to provide a blanket and unrestricted waiver of its underwriters’ or insurers’ rights of subrogation, which covers them under normal commercial terms and limits, with waiver of subrogation provisions, at no cost or expense to Builder.

ARTICLE 11 – WARRANTY

11.1	Builder shall designate at least sixty (60) days prior to Delivery, a Warranty Manager for each Vessel. The Warranty Manager shall be familiar with the Work and all Builder’s Suppliers vendors and/or Subcontractors. The Warranty Manager shall work with Owner’s Representative in i) understanding the nature of any warranty claim, ii) coordinating with Builder or Builder’s Supplier or Subcontractor a remedy, and iii) assisting in coordinating payments on any third-party vendor or subcontractor work. Within a reasonable time of becoming aware of a warranty claim, the Owner shall issue a Warranty Notification to the Builder in the form of Exhibit J. Upon receipt of a Warranty Notification, the Warranty Manager will take all reasonable steps, as outlined above, to resolve the claim.

11.2

Builder warrants that the Work and each of the Vessels is constructed in accordance with the Contract Documents and shall be free from defects in workmanship and materials for a period of three hundred sixty-five (365) days after the Delivery of the Vessel. Builder will replace or repair any defects in its Work that are discovered within such three hundred sixty-five (365) period, provided Owner has complied with its written notice obligations. Subject to 11.4, this warranty, shall extend to likewise warrant such replaced or repaired Work for an additional three hundred sixty-five (365) day period, provided that the said Vessel be brought to Builder’s shipyard for such replacement or repair. Where, because of the geographical distances involved, it would be impractical to return a Vessel to Builder for repairs or replacements under this warranty, the Owner may, after giving reasonable notice to Builder in order to allow Builder, at its option, to inspect such alleged defect(s) and make the necessary repairs or replacement, and if Builder cannot make such repairs on-site in an expedient manner, effect the necessary repairs at other available facilities, and Builder will reimburse Owner

Contract No. 1420110868	31	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

for those costs, provided that the amount of reimbursement of costs of making the repairs do not exceed costs calculated on the time and material rates as set forth Article 9.7. Nothing contained herein shall obligate Builder at any time to repair or replace the Vessel, or any Work or component part thereof, where and to the extent such repair and/or replacement is caused by ordinary wear and tear or the negligent operation or maintenance of the Vessel, or its equipment, by Owner or third parties.

11.3	Builder shall use its best efforts to effect warranty repairs without necessitating that the Vessel be removed or prevented from commercial service to the benefit of the Owner.

11.4	The Builder shall advise the Owner of, and deliver the original documentation for, any manufacturer’s warranties applicable to equipment or Materials furnished by the Builder or its Subcontractors or Suppliers and Builder shall make reasonable efforts with the manufacturer to arrange for warranties to commence in favor of Owner on the date of Delivery of the Vessel. Builder shall and does hereby assign, convey and transfer over to the Owner any Warranty issued by any third party for any equipment or Materials purchased by Builder and installed on the Vessel. Builder shall provide the Owner with any standard commercially available operating and maintenance manuals with respect to all equipment installed in each Vessel in accordance with the quantities set forth in the Specifications.

11.5	If within three hundred sixty five (365) days after Delivery of a Vessel, any of the Work performed by Builder or its Subcontractors is found to be not in accordance with the requirements of the Contract Documents, the Builder shall correct it promptly after receipt of written notice from the Owner to do so in accordance with Article 11.1. It shall be the duty and obligation of Owner to promptly give Builder written notice after discovery thereof of the failure of any part of the Work as a result of defective workmanship or defective materials, giving full information as supported by photographs, where possible.

11.6

Builder warrants that it will purchase paint as specified in the Specifications and that it will prepare the surface and apply the paint in accordance with the manufacturer’s specifications and recommendations, and Builder makes no warranty, express or implied, with respect to the fitness of the specified paint or the manufacturer’s specifications and recommendations. Builder will require the paint and/or coatings manufacturer’s field representative to be present at the time Builder is applying paint and/or coatings and shall obtain the representative’s approval for the paint and/or coating systems to be applied and the preparation and procedures being followed by Builder. Owner shall be provided with a copy

Contract No. 1420110868	32	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

of all inspection reports provided to Builder by the representative. Builder shall provide reasonable assistance to Owner to obtain paint warranties from the paint manufacturers, and any warranty defects with respect to the paint or coatings systems shall be asserted by Owner only against such manufacturer.

11.7	For all claims arising outside of any Warranty Period (and the extension of any Warranty Period), Owner hereby waives and releases Builder and its employees from and against damage to and/or loss of the Vessel, delay, demurrage, loss of profits, loss of use, or any other consequential or punitive damages of any kind, whether such claim is based in contract, redhibition, negligence, strict liability, or otherwise, arising out of any defect and/or negligent design, the selection or choice of specifications and/or materials and/or component parts, manufacture, construction, fabrication, workmanship, labor and/or installation of equipment, materials and/or components or from any unseaworthy condition or any other defective condition of the Vessel, it being specifically understood and agreed that any such defects reported and/or occurring after the Warranty Period (and the extension of any Warranty Period) and all damages to the Vessels, loss of profits, demurrages, delay, losses of use or other consequential or punitive damage of any kind whatsoever resulting therefrom, shall not be the responsibility of Builder.

11.8	THE WARRANTY EXPRESSLY PROVIDED IN ARTICLE 11 IS EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED BY LAW OR OTHERWISE, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR THAT THE VESSEL’S MATERIALS OR SERVICES ARE FIT FOR ANY PARTICULAR PURPOSE OR USE, AND THE REMEDIES PROVIDED HEREUNDER ARE OWNER’S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF WARRANTY AND ARE SPECIFICALLY IN LIEU OF ALL OTHER REMEDIES OR DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL.

ARTICLE 12 – FINANCIAL SECURITY

12.1

In order to secure Builder’s obligations under this Agreement (as limited in accordance with Article 24), including the timely and proper performance of the Work hereunder as stipulated in the Contract Documents, within seven (7) Days of the Builder’s execution of this Agreement, the Builder shall deliver to the Owner a Performance Bond and Payment Bond (“Bonds”) with combined penal limits in the amount of *** in the forms of Exhibits L-1 and L-2. At Delivery of the eighth (8th) Vessel, the Bonds shall automatically reduce to ***

Contract No. 1420110868	33	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

and shall thereafter automatically expire three hundred sixty-five days after Delivery of the eighth (8th) Vessel. Owner shall pay *** for the Bonds, inclusive of Builder’s mark-up, and the Builder shall pay all other premiums and costs associated with the Bonds.

In the event Owner exercises any option in accordance with Article 28 for an order of Option Vessels, within ten (10) days of such exercise, Builder shall provide Owner with additional Performance Bond and Payment Bond(s) (“Additional Bonds”) with combined penal limits in the amount of seventy (70%) of the aggregate Contract Prices of the Option Vessels so ordered and the terms of this Article shall apply to such Additional Bonds. The Owner shall pay fifty-six percent (56%) of the premium cost of such Additional Bonds, plus 4.8% for Builder’s mark-up, and the Builder shall pay all other premiums and costs associated with such Additional Bonds.

12.2	Simultaneously with the execution of this Agreement, in order to secure Owner’s obligations to Builder under this Agreement, the Owner shall cause to be delivered to the Builder the Corporate Parent Guaranty of Hornbeck Offshore Services, Inc. (Owner’s ultimate parent), guarantying the performance of all of Owner’s obligations under this Agreement including all obligations with respect Option Vessels, substantially in the form of Exhibit N.

12.3	[INTENTIONALLY LEFT BLANK]

12.4	If any security required under Articles 12.1 has not been issued and delivered to the Owner when due by the Builder, the Owner shall have the option thereafter, in its sole and absolute discretion, to terminate this Agreement in its entirety or as to the affected Vessels or Option Vessels by giving seven (7) Days prior written notice to Builder of termination under this Article unless Builder shall have delivered the required security to the Owner prior to the end of such seven (7) Day period.

ARTICLE 13 – ELIMINATION OF INCIDENTAL AND

CONSEQUENTIAL DAMAGES

13.1

IT IS UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT, EXCEPT AS OTHERWISE CONTEMPLATED BY THE LIQUIDATED DAMAGES CLAUSE OF THIS AGREEMENT, NEITHER PARTY SHALL IN ANY WAY BE LIABLE OR RESPONSIBLE TO THE OTHER FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS AND

Contract No. 1420110868	34	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

LOSS OF USE OF THE VESSEL OR THE SHIPYARD FROM ANY CAUSE OF ACTION OF ANY KIND OR NATURE (COLLECTIVELY “CONSEQUENTIAL DAMAGES”), INCLUDING BUT NOT LIMITED TO NEGLIGENCE (IN WHOLE OR IN PART BUT EXCLUDING ANY THIRD PARTY PERSONAL INJURY OR PROPERTY DAMAGE LIABILITY), STRICT LIABILITY, FAULT, CONTRACT, WARRANTY OR ANY OTHER CAUSES OF ACTIONS, ARISING OUT OF OR IN CONNECTION WITH OR PERTAINING TO THIS AGREEMENT OR A VESSEL CONSTRUCTED HEREUNDER. THE ELIMINATION OF INCIDENTAL AND CONSEQUENTIAL DAMAGES AS PROVIDED HEREIN IS AN ESSENTIAL CONDITION OF THIS CONTRACT AND EACH PARTY ACKNOWLEDGES THAT THE OTHER WOULD NOT HAVE ENTERED INTO THIS CONTRACT WITHOUT SAID ELIMINATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES FOR THE CONSIDERATION SET FORTH HEREIN FOR THE CONSTRUCTION OF THE VESSEL.

ARTICLE 14 – DEFAULT AND TERMINATION

14.1	The following events shall constitute events of default by Builder:

14.1.1	There is filed by or against Builder in any court a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Builder’s property, or an order of discharge of Builder is ordered by any Court;

14.1.2	Owner’s materials, supplies, and equipment identified with the Vessel are removed from the Builder’s yard without Owner’s consent or applied to a vessel not owned by the Owner.

14.1.3	Builder makes an assignment for the benefit of creditors or petitions for or enters into an agreement or agreements with its creditors, and by reason of any of these events Builder’s obligations under the Contract are assigned to or are to be or are performed by a person other than Builder;

14.1.4	Builder materially fails to execute or perform the Work in accordance with the Contract;

14.1.5	Builder materially fails to cause the removal or bonding of any liens or privileges, except those created by Owner or Owner’s subcontractors or vendors, filed or otherwise existing against the Work or the Vessel;

Contract No. 1420110868	35	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

14.1.6	Builder materially disregards laws, ordinances, rules, regulations or orders of any public authority having jurisdiction over the Work on the Vessel;

14.1.7	Delay in the construction or Delivery of any Vessel that would permit Owner to terminate the Contract as to that Vessel under Article 6.6 or Article 8.5;

14.1.8	Builder fails to deliver any Bond or Additional Bond to Owner within the time required under Article 12; or

14.1.9	Builder, without limitation, fails to perform any other material obligation of Builder under the Contract.

14.2	If an event of default set forth in 14.1 occurs, then Owner, by giving written notice of any such event to Builder, in addition to and without prejudice to any other remedies it may have under this Agreement, may terminate the Agreement in writing, either in whole or as to any affected Vessel, transport, at Builder’s expense, the Work in progress and Owner Furnished Items pertaining to any such Vessel(s) from Builder’s yard to another location, and complete such Work by such means as Owner deems fit, subject to Owner’s duties to use its best efforts to mitigate costs of such completion. However, (except where termination occurs pursuant to Article 7.6, 8.8 or 12.4 or hereof) no termination shall be effective if Builder cures the noticed event of default within thirty (30) Days after receipt of Owner’s written notice.

14.3	Upon Owner’s termination of the Contract becoming effective as to any one or more Vessels pursuant to this Article, Builder will promptly undertake, at its sole cost, to place all Work and Owner Furnished Items pertaining to such Vessel(s) in a suitable condition for transportation to another location. Builder will provide Owner access to such Work and Owner Furnished Items and provide reasonable assistance to Owner in the removal from the yard of any Work completed to the date when the Work was discontinued, and shall allow Owner and Owner’s representative continuing access to Builder’s yard and storage areas for a period of thirty (30) Days following the expiration of the cure period in order to remove the Work and any related Materials that have been paid for by Owner and Owner Furnished Items to another location. The Owner shall be liable to pay to the Builder only those parts of the Work incorporated into, supplied or delivered to the Vessel by the Builder less the amount of the Contract Price previously paid by the Owner.

14.4	If Owner terminates the Agreement, in whole or in part, in accordance with terms of this Agreement, Owner may thereafter call upon any applicable bond and invoke all rights and remedies available to it pursuant the applicable bond that is to be provided by Builder pursuant to Article 12 of this Agreement

Contract No. 1420110868	36	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

14.5	In the event of any termination by Owner as to any Vessel(s), Owner may require Builder promptly to assign and/or deliver to Owner all or any (a) bids or proposals, (b) subcontracts, (c) construction plans, (d) Materials, tools and equipment (to the extent paid for by Owner), (e) rental agreements, (f) Work, including the Vessel(s) (to the extent Owner has title to same in accordance with Article 22.1), and (g) any other commitments directly related to the Vessel(s) which Owner, in its sole discretion, chooses to take by assignment, and in the case of assignments hereunder, Builder shall promptly execute and deliver to Owner written assignments of same. This provision shall survive the termination of the Contract as to any Vessel.

14.6	The following events shall constitute events of default by Owner:

14.6.2	Owner shall fail to make any payment when required under this Agreement, and such payment is not made within five (5) Working Days after Owner’s receipt of written notice of the failure of payment from Builder to Owner;

14.6.3	There is filed by or against Owner in any court a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Owner’s property, and an order of discharge of Owner is ordered by said Court; or

14.6.4	Owner makes an assignment for the benefit of creditors or petitions for or enters into an agreement or agreements with its creditors, and by reason of any of these events Owner’s obligations under the Contract are assigned to or are to be or are performed by a person other than Owner.

14.6.5	Owner fails to provide a Corporate Parent Guaranty as and when required in accordance with Article 12.2 hereof;

14.6.6	Owner, without limitation, fails to perform any other material payment obligation of Owner under the Contract.

14.7

If Owner fails to timely cure a payment default in accordance with Article 14.6.2, then Builder may, in its sole discretion, suspend or reschedule progress of the Work (such right being in addition to any other right granted hereunder or by operation of law) until such time as it receives the overdue payment from Owner or Owner’s Parent Company. Furthermore, whether or not Builder has suspended

Contract No. 1420110868	37	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

or rescheduled progress of the work as aforesaid, if an event of default set forth in Article 14.6 occurs, Builder may elect to terminate this Agreement as to the affected Vessel(s) after giving thirty (30) Days written notice to Owner of its intent to terminate. However, during the thirty (30) Day period referred to above the Owner or its parent company shall have the absolute right to cure any such default. If such default is not timely cured, the Builder may, at its option, terminate the Agreement in whole or in part, and either i) demand performance from either Owner or Hornbeck Offshore Services, Inc., in accordance with the Corporate Parent Guaranty, or seek resolution of the payment default through the procedure set forth in Article 25, (ii) sell the affected Vessel in its then present condition and location at a public auction announced at least twenty (20) days in advance in Times-Picayune provided written notice of the auction has been provided to Owner, or (iii) complete the Vessel for sale to a third party and apply the proceeds of sale, net of all expenses, to any unpaid balance due and owing to Builder. The excess proceeds from any such auction or sale shall be paid to Owner, without further set-off.

14.8	Delay by Owner or its representatives in providing to Builder or its agents any Owner-supplied information, documents and/or goods or materials for the construction of a Vessel shall not constitute a breach or default of this Agreement by Owner but shall be covered instead by the appropriate provisions of Article 7 relating to Force Majeure.

14.9	The failure of either party to exercise any rights conferred upon it under any provision of this Agreement with respect to any breach or default by the other party shall constitute neither a waiver of its rights under any other provision of this Agreement with respect to such breach or default, nor a waiver of its rights under the same or any other provision of this Agreement with respect to any other breach or default.

ARTICLE 15 – APPLICABLE LAW

This Agreement and any disputes arising in connection herewith shall be governed by and construed in accordance with the laws of the State of Louisiana.

Contract No. 1420110868	38	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

ARTICLE 16 – CONTRACT

16.1	The Contract Documents consist of this Agreement (including all Exhibits), the Specifications listed in Exhibit B, the Contract Drawings listed in Exhibit C, all Detailed Construction Documentation, and all written Modifications issued after execution of this Agreement, and represent the entire agreement between Owner and Builder. These form the Contract, and all are as fully a part of the Contract as if attached to this Agreement or repeated herein. The invalidity or unenforceability of any phrase, sentence, clause or section in this Contract shall not affect the validity or enforceability of the remaining portions of this Contract, or any part thereof. The Contract may be amended or modified only by a written Modification.

16.2	The intent of the parties as enumerated in the Contract Documents is for Builder to build the Vessels in accordance with the Contract Documents for the respective Contract Prices and by the relevant Delivery Dates. If there are any conflicts or inconsistencies among the terms of this Agreement and the Specifications, the terms of this Agreement shall take precedence over the Specifications. If there are any conflicts or inconsistencies among the terms of the Specifications and Drawings, the terms of the Specifications shall take precedence over the Drawings.

16.3	Unless expressly stipulated to the contrary, Builder shall provide and pay for all services, labor, overtime labor, standby labor, methods, Materials (including fuel, lubricating oils, hydraulic oils, greases, fresh water), equipment, transportation, taxes, permits and fees and all other facilities and services necessary to complete the Vessels for the respective Contract Prices within the relevant Delivery Dates. Notwithstanding the foregoing, to the extent applicable and not exempted, Owner will pay sales and use taxes due on materials, labor and equipment incorporated into the Work or incurred in connection with the sale or delivery of each Vessel. Owner shall take over and pay for, at Builder’s documented cost, reasonable amounts of all stores remaining aboard the Vessel at the time of Delivery, excluding fresh water, but including fuel oil, diesel oil, lubricating oil, hydraulic oil, and greases.

16.4	Inconsistencies between other Contract Documents and this Agreement shall be governed by this Agreement. All general language or requirements contained in the Specifications and all other requirements inconsistent or in conflict with the provisions of this Agreement are superseded by this Agreement, it being the intent of the parties that the provisions of this Agreement shall prevail. If there is any conflict or inconsistency between the Specifications and the other Contract Documents, the Specifications shall prevail.

Contract No. 1420110868	39	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

ARTICLE 17 – INSPECTION, ACCESS, TESTS

AND OFFICIAL CERTIFICATES

17.1	During construction, Builder shall provide Owner facilities and access to inspect the Vessels, material, workmanship, plans, tests and movements. Builder shall provide a suitable office for up to six (6) of the Owner’s personnel and Builder shall provide access to suitable facilities for same and conditions such as a meeting table, drawing table and chairs, desks, locking file cabinets, private telephone with voice messaging, private fax/scanner, printer, computer modem, extra phone line, copy machine, secure LAN or Wifi internet connection, heat and air conditioning. Builder may deny access to Owner and any representative, agent, employee of Owner or its other contractors if in Builder’s sole discretion such persons do not comply with Builder’s health, safety and environmental policies or special security requirements.

17.2	All of the workmanship and material required under this Agreement, while the same is in the process of fabrication, erection, construction, installation and performance, shall be inspected promptly by the Owner and shall be accepted promptly in accordance with the Contract Documents or rejected promptly in accordance therewith. Failure to object will not prevent Owner from later identifying defects or rejecting workmanship if Owner has used reasonable diligence to discover defects promptly, subject to the terms of the Warranty under Article 11.

17.3	Owner shall appoint an “Owner’s Representative” and Owner shall inform Builder in writing as to the extent of authority Owner has granted to said Owner’s Representative.

17.4	Tests and Inspections:

17.4.1	Tests, inspections and approvals of portions of the Work required by the Contract Documents or by applicable laws, ordinances, rules, regulations or orders of Regulatory Authorities shall be made at an appropriate time. Unless otherwise provided, the Builder shall make arrangements for such tests, inspections and approvals and shall bear all related costs of tests, inspections and approvals, including the consumable fluids used in the cleaning and testing of the Work. The Builder shall give the Owner at least twenty-four (24) hours notice of when and where tests and inspections are to be made so the Owner may observe such procedures.

Contract No. 1420110868	40	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

17.4.2	If the Owner determines that portions of the Work require additional testing, inspection or approval not included under Article 17.4.1, the Owner will instruct the Builder to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Builder shall give at least twenty-four (24) hours notice to the Owner of when and where tests and inspections are to be made so the Owner may observe such procedures. The Owner shall bear the cost of such tests. If any testing or inspection conducted by Builder as provided in this Article 17.4.2 affirms that Builder’s workmanship is acceptable under the Contract Documents, Builder shall receive an adjustment of the Delivery Date, at Builder’s option, for the time it took to conduct such tests and inspections.

17.4.3	If any testing or inspection conducted by Builder as provided in Article 17.4.2 discloses that any methods or means of construction or material or workmanship are not acceptable under the Contract Documents, the Builder shall reimburse the Owner for the costs of such tests and inspections, including the cost of related labor and facilities and shall remedy the Work so as to comply with the Contract Documents.

17.4.4	Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be obtained by the Builder and promptly delivered to the Owner.

17.4.5	If the Owner is to observe tests, inspections or approvals required by the Contract Documents, the Owner will do so promptly and at the normal place of testing.

17.4.6	Neither the observations of the Owner nor inspections, tests, or approvals by persons other than the Builder shall relieve the Builder from its obligations to perform the Work in accordance with the Contract Documents.

ARTICLE 18 – ASSIGNMENT OF THE AGREEMENT

This Agreement shall inure to the benefit of the Builder and Owner and their successors and assigns and shall be binding upon the Builder and Owner and their successors and assigns; provided, that Builder shall not assign this Agreement or any interest hereunder without the prior written consent of Owner, which shall not be unreasonably withheld and any assignment without said prior written consent shall be null and void. If Builder assigns its rights under this Agreement, Builder shall at

Contract No. 1420110868	41	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

all times remain jointly and severally liable under this Agreement. Owner may at any time, sell one or more of the Vessels and/or assign this Agreement, or its rights hereunder with respect to any one or more of the Vessels but Owner and its parent company shall at all times remain jointly and severally liable under the Agreement. Builder agrees that such a sale and/or assignment shall not be grounds for termination of this Agreement.

ARTICLE 19 – COMPLIANCE WITH REGULATIONS

Builder shall comply with laws, rules, regulations and requirements of any Regulatory Authorities that are applicable and existing at the time of the execution of this Agreement that are in effect or which shall become effective as to any vessels built during the Project Schedule and which affect the construction of works, plants and vessels, in or on navigable waters and the shores thereof, and all other waters subject to the control of the United States as set forth in the Contract Documents and shall procure at its own expense such permits from the United States and from state and local authorities in the jurisdiction in which Builder is constructing the Vessels as may be necessary in connection with beginning or carrying on the completion of the Work, and shall at times comply with all United States, state and local laws in the jurisdiction in which Builder is constructing the Vessels in any way affecting the Work and affecting any documentation of such work with the U.S. Coast Guard. Any changes in laws or regulations that have not previously been incorporated in the Contract Documents and that affect either the Work or Delivery Date(s) or Contract Price (s) will be subject of a Change of Order to the Contract.

ARTICLE 20 – INTELLECTUAL PROPERTY

20.1

Builder agrees to defend, at its own expense, any claim or action brought by any third party against Owner and/or any of the Owner Group, as defined in Article 23.1, for actual or alleged infringement (including contributory or vicarious infringement) of any patent, copyright, trademark or other intellectual property right (including, but not limited to, misappropriation of trade secrets) based upon the design materials, processes, machinery and equipment supplied by Builder and embodied in the Work. Owner agrees to defend, at its own expense, any claim or action brought by any third party against Builder and/or any of the Builder Group, as defined in Article 23.2, for actual or alleged infringement (including contributory or vicarious infringement) of any U.S. patent, copyright, trademark or other intellectual property right (including, but not limited to, misappropriation of trade secrets) based upon the design materials, processes, machinery and equipment supplied by Owner and embodied in the Work or the equipment built to the Tilley design. The parties further agree to indemnify and

Contract No. 1420110868	42	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

hold harmless the other party and its respective Group from and against any and all liabilities, losses, costs, damages, and expenses (including reasonable attorneys’ fees) associated with any such claim or action incurred by the other party and/or its respective Group. Builder shall have the sole right to conduct and control the defense of any such claim or action and all negotiations for its settlement or compromise, unless otherwise mutually agreed to in writing between the parties hereto. Builder agrees to give Owner, and Owner agrees to give Builder, as appropriate, prompt written notice of any written threat, warning or notice of any such claim or action. If in any such suit so defended, all or any part of the Builder’s Work (or any design element, component, equipment or material thereof that is supplied by Builder) is held to constitute an infringement or violation of any third party’s intellectual property rights and is enjoined, or if in respect of any claim of infringement, Builder deems it advisable to do so, Builder shall at its sole option take one or more of the following actions at no additional cost to Owner: (a) procure the right to continue the use of the same without material interruption for Owner or (b) take back the infringing material and restore it with non-infringing material acceptable to Owner at no additional cost to Owner.

20.2	Builder represents and warrants that it owns, and will maintain during this Agreement, sole and unencumbered ownership of the Design, the Specifications and any other Detailed Construction Documentation prepared by or for the Builder or its Subcontractors in connection with the Work including all Intellectual Property rights necessary to perform the Work contemplated herein and convey to the Owner the limited rights to the Design as specified in Article 3.2 and as otherwise contemplated by this Agreement. The Builder further represents and warrants to Owner that the Builder’s foregoing ownership rights include rights embodied in any design element, component, equipment or material and that Owner may peacefully enjoy such rights as derived from Builder and granted to Owner as set forth in this Agreement. This warranty shall survive the termination of this Agreement.

20.3	Owner acknowledges and agrees that the Vessel’s Design and the Intellectual Property embodied in the Design, the Contract Documents and the Work is and shall remain Builder’s sole and unencumbered property.

ARTICLE 21 – NOTICES AND COMMUNICATIONS

21.1

Notices required hereunder shall be sent in accordance with the following and at the addresses hereinafter set forth. Any notice or communication required or permitted to be given hereunder shall be given in writing, shall be effective only if given in one of the following manners, and shall be deemed given and deemed

Contract No. 1420110868	43	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

received: (a) if mailed by United States Registered or Certified Mail, postage prepaid, return receipt requested, on the third day after the notice is deposited in an official United States mail receptacle with postage prepaid; (b) if given by facsimile transmission, on the date transmitted provided that (1) receipt is confirmed, and (2) an additional copy of the notice or communication is sent on the same day by nationally utilized overnight courier; (c) if given by nationally utilized overnight courier, on the first business day after it is sent; (d) if hand delivered, on the date a receipt is obtained from the person to whom same is delivered. Notices hereunder shall be addressed as follows:

If to Owner:

HORNBECK OFFSHORE SERVICES, LLC

103 Northpark Boulevard, Suite 300

Covington, Louisiana 70433

Attention: Carl G. Annessa

Executive Vice President and

Chief Operating Officer

Fax: (985) 727-2006

Tel. (985) 727-2000

with a copy to:

Samuel A. Giberga

Executive Vice President and

General Counsel

Hornbeck Offshore Services, LLC

103 Northpark Boulevard, Suite 300

Covington, Louisiana 70433

Fax: (985) 727-2006

Tel. (985) 727-2000

If to Builder:

William E. Skinner

Chief Executive Officer

VT Halter Marine, Inc.

900 Bayou Casotte Parkway

Pascagoula, Mississippi 39581-9602

Fax: (228) 897-4803

Email: b.skinner@vthm.com

Contract No. 1420110868	44	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

21.2	Notwithstanding any other provision of this Agreement, all final authorizations and agreements concerning deductions from, additions to, or modifications of the Vessel design or Specifications or any agreements that concern changes in the stipulated Delivery Dates of the Vessels and/or Contract Price of the Vessels shall not be valid or binding on either party unless signed by one of the below designated representatives for each party or their respective successors in office:

OWNER:	Carl G. Annessa, its Executive Vice President
Samuel A. Giberga, Esq. its Executive Vice President

BUILDER:	William E. Skinner, its Chief Executive Officer

Each party agrees that at least one of its designated representatives will be available for consultation during normal working hours. It is further agreed that each party may change one or more of the above-designated representatives upon ten (10) days prior written notice in accordance herewith.

ARTICLE 22 – TITLE AND SECURITY

22.1	Title in and to each Vessel as it is constructed shall progressively vest and, once vested shall in all events remain in the Owner, not the Builder, provided that Owner is current in its payment obligations. Title to all Materials and equipment or other items furnished by Builder shall vest in Owner when the same is either (a) actually installed or incorporated in the Work, or (b) delivered to the yard or other locations and identified with the Vessel or marked by Builder or Owner’s Representative as pertaining to the Vessel prior to incorporation into the Work, whichever occurs sooner. Without regard to the provisions of this Article 23.1, the Builder shall be subject to the risk of loss of each Vessel and its Materials and the Work until each completed Vessel is delivered to and accepted by the Owner as provided in this Agreement. Owner’s title to the Vessels, the Materials and the Work is subject to a possessory lien in favor of Builder to the extent, if any, that Builder has not been paid.

22.2

If, notwithstanding the express provision of Article 23.1 or otherwise of this Agreement, any Vessel or any of the property to which Owner holds title as described in this Article, is for any reason deemed by any court of competent jurisdiction not to be the property of, and owned by, the Owner, the Builder, to the extent it has any interest therein, alternatively hereby grants a first priority security interest in such Vessel(s) and all of such property in favor of the Owner. The security interest granted hereby in the alternative shall secure all of Builder’s

Contract No. 1420110868	45	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

obligations to the Owner under this Agreement. The Owner shall have the right to file without any further consent or signature of the Builder one or more UCC-1 Financing Statements against the Builder covering any or all of the Vessels and any or all of such property. In such Financing Statement(s) Owner shall be entitled to give notice of its ownership of the Vessel(s) and other property, and in the alternative, its security interest therein.

22.3	Immediately upon any property described in this Article becoming or being deemed the property of the Owner under the provisions of this Article, the Builder shall conspicuously mark or cause to be marked on the bow of each Vessel, and also on all such other property or its packaging, the Builder’s Hull Numbers for each Vessel, and without prejudice to the Owner’s rights hereunder, the Builder shall take all necessary steps to cause all such property to be numbered and marked as aforesaid by itself or by its Suppliers and Subcontractors with all reasonable expedition.

22.4	The Builder shall use it best efforts to arrange its contractual arrangements with all of its Subcontractors and Suppliers such that full effect will be given to the title provisions of this Article and without limiting the foregoing, shall ensure that all property shall be supplied on the following conditions:

(a) that the title to such property supplied by a Subcontractor or Supplier (whether in the course of construction or completed and whether before or after delivery to the Builder) shall vest immediately in the Builder (and thence, pursuant to Article 23.1, immediately in the Owner), subject only to the Subcontractor’s or Supplier’s possessory lien, if any, for any unpaid balance of the purchase price of such property: and

(b) that the Subcontractor or Supplier shall not, upon receipt by it of the purchase price for such property, be entitled, as against the Owner, to claim any title or lien therein by reason of obligations or liabilities of the Builder to the Subcontractor of Supplier in respect of any other deliveries made by the Subcontractor or Supplier to the Builder, or for any other reason.

22.5	In addition to any other rights that may exist at common law or by statute or under this Agreement, the Builder shall be entitled to a possessory lien on each undelivered Vessel and on any Material furnished by Builder relating to such Vessel for any unpaid portion of the Contract Price for such Vessel that is then actually due and payable.

Contract No. 1420110868	46	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

ARTICLE 23 – INDEMNIFICATION

23.1	BUILDER SHALL RELEASE, INDEMNIFY, DEFEND AND HOLD HARMLESS OWNER, ITS PARENT, OFFICERS, AGENTS, EMPLOYEES, SUBSIDIARIES, AFFILIATES, SUCCESSORS, ASSIGNS AND VESSELS (HEREINAFTER COLLECTIVELY REFERRED TO AS “OWNER GROUP”) AGAINST ANY AND ALL LIABILITY, CLAIMS, DEMANDS, LOSSES, SUITS, LIENS, CAUSES OF ACTION OF EVERY KIND AND CHARACTER AND THE COSTS THEREOF INCLUDING, WITHOUT LIMITATION, COURT COSTS, ANY OTHER LITIGATION EXPENSES, ATTORNEYS FEES, SETTLEMENTS AND JUDGMENTS, FOR PERSONAL INJURY (INCLUDING, BUT NOT LIMITED TO, CLAIMS, DEMANDS, OR SUITS FOR BODILY INJURIES, EMOTIONAL AND PSYCHOLOGICAL INJURIES, ILLNESSES, DISEASES, DEATH, LOSS OF SERVICES, LOSS OF SOCIETY, DIMINISHED EARNINGS CAPACITY, MAINTENANCE AND CURE, WAGES, WORKER’S COMPENSATION) OR PROPERTY LOSS OR DAMAGE WHICH IS BROUGHT AGAINST ANY MEMBER OF OWNER GROUP BY ANY MEMBER OF BUILDER GROUP AND WHICH ARE ALLEGED TO ARISE OUT OF, BE INCIDENT TO, ARISE IN CONNECTION WITH, OR RESULT FROM OCCURRENCES THAT ARISE BEFORE DELIVERY. BUILDER AGREES TO DEFEND AND INDEMNIFY OWNER GROUP WHETHER THE SUIT OR CLAIMS ARE OCCASIONED, BROUGHT ABOUT, OR CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE, FAULT OR STRICT LIABILITY (INCLUDING UNSEAWORTHINESS) OF OWNER GROUP. BUILDER ALSO AGREES TO INDEMNIFY OWNER GROUP FOR ALL COSTS, EXPENSES, AND ATTORNEYS FEES EXPENDED BY OWNER GROUP IN THE ENFORCEMENT OF THIS ARTICLE 23.1

BUILDER FURTHER REPRESENTS TO OWNER THAT BUILDER’S FACILITIES DO NOT HAVE ANY CONDITION OF POLLUTION OR CONTAMINATION THAT COULD GIVE RISE TO LIABILITY OF OWNER GROUP FOR REMEDIATION, CLEANUP, DAMAGES, PENALTIES, OR COSTS OF ANY KIND. BUILDER AGREES TO RELEASE, DEFEND, INDEMNIFY AND HOLD OWNER GROUP HARMLESS AGAINST AND IN RESPECT OF ALL CLAIMS, LOSSES, LIABILITIES, REMEDIATION OR CLEAN-UP COSTS, OR ANY FINES, PENALTIES, ASSESSMENTS, OR EXPENSES WHICH MAY BE IMPOSED UPON, INCURRED BY, OR ASSESSED AGAINST ANY MEMBER OF OWNER GROUP BY ANY OTHER PARTY OR PARTIES

Contract No. 1420110868	47	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

(INCLUDING, WITHOUT LIMITATION, A GOVERNMENTAL ENTITY), ARISING OUT OF, IN CONNECTION WITH, OR RELATING TO THE SUBJECT MATTER OF THE AGREEMENT INCLUDING: (A) BUILDER’S BREACH OF ANY OF THE REPRESENTATIONS SET FORTH ABOVE IN THIS SECTION; (B) ANY ENVIRONMENTAL POLLUTION OR CONDITION OF CONTAMINATION ON BUILDER’S FACILITIES THAT MAY GIVE RISE TO LIABILITY, EVEN IF NOT DISCOVERED UNTIL A LATER DATE.

23.2	OWNER SHALL RELEASE, INDEMNIFY, DEFEND AND HOLD HARMLESS BUILDER, ITS PARENT, OFFICERS, AGENTS, EMPLOYEES, SUBSIDIARIES, SUBCONTRACTORS, AFFILIATES, SUCCESSORS, ASSIGNS AND VESSELS (HEREINAFTER AND BEFORE COLLECTIVELY REFERRED TO AS “BUILDER GROUP”) AGAINST ANY AND ALL LIABILITY, CLAIMS, DEMANDS, LOSSES, SUITS, LIENS, CAUSES OF ACTION OF EVERY KIND AND CHARACTER AND THE COSTS THEREOF INCLUDING, WITHOUT LIMITATION, COURT COSTS, ANY OTHER LITIGATION EXPENSES, ATTORNEYS FEES, SETTLEMENTS AND JUDGMENTS, FOR PERSONAL INJURY (INCLUDING, BUT NOT LIMITED TO, CLAIMS, DEMANDS, OR SUITS FOR BODILY INJURIES, EMOTIONAL AND PSYCHOLOGICAL INJURIES, ILLNESSES, DISEASES, DEATH, LOSS OF SERVICES, LOSS OF SOCIETY, DIMINISHED EARNINGS CAPACITY, MAINTENANCE AND CURE, WAGES, WORKER’S COMPENSATION) OR PROPERTY LOSS OR DAMAGE (EXCEPT FOR THE VESSELS, THE MATERIALS OR THE WORK) WHICH IS BROUGHT AGAINST ANY OF BUILDER GROUP BY ANY MEMBER OF OWNER GROUP AND WHICH ARE ALLEGED TO ARISE OUT OF, BE INCIDENT TO, ARISE IN CONNECTION WITH, OR RESULT FROM OCCURRENCES THAT ARISE BEFORE DELIVERY. OWNER AGREES TO DEFEND AND INDEMNIFY BUILDER GROUP WHETHER THE SUIT OR CLAIMS ARE OCCASIONED, BROUGHT ABOUT, OR CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE, FAULT OR STRICT LIABILITY (INCLUDING UNSEAWORTHINESS) OF BUILDER GROUP. OWNER ALSO AGREES TO INDEMNIFY BUILDER GROUP FOR ALL COSTS, EXPENSES, AND ATTORNEYS FEES EXPENDED BY BUILDER GROUP IN THE ENFORCEMENT OF THIS ARTICLE 23.2.

Contract No. 1420110868	48	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

23.3	The foregoing indemnity obligations shall also include reasonable attorneys’ fees, investigation costs and other costs and expenses incurred by the other party and/or its Indemnitees with respect to the matters described in this Agreement.

23.4	The indemnification provisions set forth in this Article shall survive the termination of the Contract.

ARTICLE 24 – LIMITATION OF LIABILITY

24.1	In no event shall Builder’s total liability pursuant to this Agreement to Owner or to anyone claiming by or through Owner, for any costs, claim, judgment, demand, lien, or loss arising under this Agreement, and/or in negligence, contract, warranty, tort or any other theory of liability, be greater in the aggregate than *** for the first eight (8) Vessels ordered under this Agreement. It is understood and agreed that the aggregate amount of Builder’s total liability hereunder is to be secured by the Performance Bond and Payment Bond(s), required by Article 12.1. The limitation of liability set forth in this Article 24.1 shall only be applicable to the first eight (8) Vessels and not any Option Vessel(s).

24.2	It is further agreed that if Owner exercises its right to order Option Vessels, Builder’s total liability in respect of such Option Vessels pursuant to this Agreement to Owner or to anyone claiming by or through Owner, for any costs, claim, judgment, demand, lien, or loss arising under this Agreement, and/or in negligence, contract, warranty, tort or any other theory of liability, shall in no event be greater than *** of the aggregate Contract Prices of all such Option Vessel(s) ordered, which liability shall be secured in accordance with Articles 12.1. The limitation of liability set forth in this Article 24.2 shall only be applicable to Option Vessel(s) and not the first eight (8) Vessels.

24.3	In no event shall the foregoing limitations of liability apply to any third party personal injury, property damage or pollution claims.

ARTICLE 25 – DISPUTE RESOLUTION

25.1	Whenever disputes, disagreements, or misunderstandings arise, the Builder and Owner will attempt to resolve the issue(s) involved by good faith discussion and mutual agreement as soon as practicable.

Contract No. 1420110868	49	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

25.2	Failing resolution by mutual agreement, the aggrieved party shall document the dispute, disagreement, or misunderstanding by notifying the other party in writing detailing the relevant facts, identifying unresolved issues, specifying the clarification or remedy sought, and detailing the rationale as to why the clarification/remedy is appropriate. The other party shall submit a written position on the matter(s) in dispute within ten (10) days after being notified. The parties will then meet within five (5) days thereafter to further discuss the issue(s) in dispute and such meeting will include the Vice President of Production of Builder and the Executive Vice President of Owner. If this process does not resolve the dispute, the aggrieved party may then pursue resolution under the remaining provisions of this Article 25.

25.3	All disputes arising out of or relating to this Agreement (except disputes for which Owner is entitled to injunctive relief under Article 6.3 and disputes which are to be resolved in accordance with Article 5.5) shall be submitted to and resolved exclusively through arbitration. On written demand of either party to invoke arbitration, each shall select an arbitrator and notify the other of the arbitrator so selected within three (3) days of such demand. The arbitrators shall then select a third arbitrator within three (3) days. If any party or the two arbitrators fail to timely appoint an arbitrator, the arbitrator shall be selected by the American Arbitration Association (“AAA”). The arbitrators shall decide on each issue or dispute presented to them by a majority vote. In all circumstances, the arbitration shall be conducted in New Orleans, Louisiana but unless otherwise mutually agreed to, shall not be administered by the AAA. Alternatively, the parties may agree to appoint a single arbitrator with appropriate skill, knowledge and experience relevant to the dispute in order to obtain an expedient ruling. Such arbitrator shall endeavor to resolve a matter brought to him within thirty (30) days.

25.2	To invoke arbitration under this Article, either party shall notify the other, and the arbitrator, in writing, setting forth:

(a)	The issue to be arbitrated; and

(b)	That arbitration is demanded.

25.3

The arbitrators shall not be bound by the rules of evidence or civil procedure, but rather may consider such writings and oral presentations as reasonable shipbuilders and businessmen would use in the conduct of their day-to-day affairs, and may require the parties to submit some or all of their presentation orally or in written form as the arbitrators may deem appropriate. The arbitrators

Contract No. 1420110868	50	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

shall issue a reasoned award that explains the material facts, quantification of any monetary award and conclusions of law upon which the ruling and award is based.

25.4	The parties may follow such rules and procedures as are agreed to between the parties. If the parties cannot agree to such rules and procedures within two (2) days of an election to submit the dispute to arbitration, then the Commercial Arbitration Rules of the American Arbitration Association shall apply.

25.5	The decision of the arbitrator panel regarding any Dispute shall be binding upon the parties and non-appealable but shall be enforceable in any court having jurisdiction.

ARTICLE 26 – TAXES, DUTIES, AND

CONTRACT EXPENSES

26.1	Builder shall pay all local, state, and federal taxes, federal import duties, workers’ compensation, social security or old age benefits of any nature, unemployment tax, and any other similar taxes, charges, assessments and contributions of any kind now or hereafter payable in connection with the construction of the Vessels imposed upon, or with respect to, or measured by, Materials and labor utilized in the construction of the Vessels hereunder, or the wages, salaries or other remunerations paid to persons employed in connection with the performance of the Contract, and Builder shall indemnify and hold Owner harmless from any and all liability and expense by reason of Builder’s failure to pay such taxes, charges, assessments and contributions.

26.2	Owner agrees to pay such state or local sales or use or other taxes, if any, as may be mandatorily imposed by law in connection with the sale and Delivery of the Vessel(s). It is the intention of the Owner, however, to avoid or minimize, to the greatest extent lawfully possible, the imposition of any state sales or use or other taxes with respect to the Vessel(s). This may involve claiming any lawfully available exemption(s), such as the “removal” exemption, the “interstate or foreign commerce” exemption, the “resale” exemption, or taking delivery of the Vessel(s) in a location outside the boundaries of the State of Mississippi. The Builder shall use reasonable efforts to cooperate with the Owner to achieve exemption from such sales or use or other taxes, but only to the extent permitted by applicable laws and regulations, and shall provide the Owner with all such documentation as may be needed from the Builder to assist the Owner in establishing exemption from such sales or use or other taxes.

Contract No. 1420110868	51	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

ARTICLE 27 – LIENS AND ENCUMBRANCES

27.1	Following payment of the sums due to Builder by Owner hereunder, Builder agrees to deliver the Vessel to Owner free and clear of any and all liens, claims, encumbrances and rights in rem in favor of Builder or any workmen, materialmen, Subcontractors, or others to whom Builder is responsible, excluding liens, mortgages or encumbrances created by Owner.

27.2	In the event of the filing or attaching of any lien or encumbrances created or suffered by or through Builder or any of its Subcontractors or Suppliers against the Vessel before final payment, Owner may, but shall not be required to, satisfy the same out of any amount remaining to be paid to Builder hereunder, except where Builder notifies Owner of a bona fide dispute between Builder and such lienor. When final payment is to be made under this Agreement, as condition precedent thereto, Owner may, in its discretion, require that Builder provide to Owner a statement certifying and indemnifying Owner against any liens or rights in rem of any kind against the Vessel or its respective machinery, fittings, or equipment which relate to actions of Builder and excluding any liens or encumbrances created by Owner.

27.3	In addition to and notwithstanding the foregoing, Builder agrees to indemnify Owner and hold it harmless from and against all liens and claims for labor, material, taxes, privileges and licenses arising out of, in connection with, or resulting from the operations or activities of Builder, its employees or agents or Subcontractors and the employees or agents of their Subcontractors, and agrees to defend any such claim asserted or suit brought against Owner and/or any Vessel and to pay any judgment rendered in any such action, provided, however, that Owner shall have the right, if it so elects, to participate at its own expense in the defense of any such claims or suits, but such participation shall not operate to affect Builder’s liability and obligation hereunder.

27.4	Owner agrees to indemnify Builder and hold it harmless from and against all liens and claims for labor, materials, taxes, privileges and licenses arising out of, in connection with, or resulting from the operations or activities of Owner, its employees or agents or subcontractors and the employees or agents of their subcontractors, and agrees to defend any such claim asserted or suit brought against Builder and to pay any judgment rendered in any such action, provided, however, that Builder shall have the rights, if it so elects, to participate at its own expense in the defense of any such claims or suits, but such participation shall not operate to affect Owner’s liability and obligation hereunder.

Contract No. 1420110868	52	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

ARTICLE 28 – OPTION

28.1	In consideration of this Agreement and the mutual obligations of the parties hereto, the Builder grants to the Owner from a period commencing on the Effective Date of this Agreement the option to order up to twenty-four (24) additional vessels (“Option Vessels”), individually or in groups, at the Contract Prices and for delivery by the Delivery Dates shown on Exhibit A, and on the terms and conditions of this Agreement. To exercise and make effective any option, the Owner shall, prior to the expiration of the then current Option Validity Date set forth on Exhibit A, deliver to the Builder (i) a written notice of the Owner’s exercise of the option at the address set forth in Article 21.1 specifying the number of Option Vessel(s) so ordered, and (ii) if required, pay to the Builder in immediately available funds the applicable Initial Installment Payment indicated on Exhibit Q for each such Option Vessel. Upon the Owner’s exercise of an option, as aforesaid, this Agreement shall be deemed amended to require the Builder to construct and deliver to the Owner, in accordance with all terms and conditions of this Agreement, the Option Vessel(s) ordered pursuant to the option. In any event, all unexercised options provided hereunder shall terminate if Owner shall fail to exercise all options for the preceding vessels by their respective Option Validity Date

ARTICLE 29 – GENERAL

29.1	This Agreement may be executed in several counterparts, all of which may be taken to be one and the same agreement.

29.2	The Builder acknowledges and agrees that certain information relating to Owner that may be disclosed to or otherwise acquired by Builder in connection with this Agreement and the negotiations leading up to its execution by one or both Parties, may constitute material, confidential and non-public information, which shall be governed by the mutual Non-Disclosure Agreement existing between the parties. The Builder will not make any announcement or disclosure of the fact that such discussions have occurred, or of the terms of this Agreement without the Owner’s written consent, which shall not unreasonably withheld, except to the extent required by law. It is acknowledged and understood by the parties that each party shall be permitted to make press releases or other disclosure as required by law in the reasonable opinion of each party’s Securities Counsel.

29.3	THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES CONCERNING THIS SUBJECT MATTER, AND

Contract No. 1420110868	53	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

SUPERSEDES ALL PRIOR AGREEMENTS, PROMISES, CORRESPONDENCE, DISCUSSIONS, REPRESENTATIONS AND UNDERSTANDINGS, EXCEPT THOSE EXPRESSLY SET FORTH HEREIN. NO OTHER AGREEMENTS, PROMISES, CORRESPONDENCE, DISCUSSIONS, REPRESENTATIONS OR UNDERSTANDINGS, EITHER EXPRESS OR IMPLIED, UNLESS EXPRESSLY SET FORTH HEREIN, ARE BINDING BETWEEN THE PARTIES.

29.4	In no event shall this Agreement be subject to or interpreted in accordance with the United Nations Convention on Contracts for the International Sale of Goods.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their proper authorized representatives, thereunto duly authorized.

WITNESSES:	BUILDER:

VT HALTER MARINE, INC.

/s/ Richard A. Zubic	By:	/s/ Paul J. Albert

/s/ Sidney Mizell	Its:	Chief Operating Officer

DATE: November 14, 2011

WITNESSES:	OWNER:

HORNBECK OFFSHORE SERVICES, LLC

/s/ Todd M. Hornbeck
/s/ Samuel A. Giberga	Todd M. Hornbeck
Chairman, President & Chief Executive Officer
/s/ Carl G. Annessa	DATE: November 14, 2011

Contract No. 1420110868	54	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

LIST OF EXHIBITS

Exhibit A	Vessel Contract Prices, Delivery Dates And Option Validity Dates
Exhibit B	Specifications
Exhibit C	Contract Drawings
Exhibit D	Baselined Materials Subject to Adjustment
Exhibit E	Owner Furnished Items
Exhibit F-1	Form of Stage Completion Certificate
Exhibit F-2	Form of Builder’s Invoice
Exhibit G-1	Form of Builder’s Lien Release
Exhibit G-2	Form of Subcontractors’ and Suppliers’ Lien Release
Exhibit H	Form of Certificate of Completion and Delivery
Exhibit I	Form of Change Order
Exhibit J	Form of Owner’s Warranty Notification to Builder
Exhibit K	Builder’s Preliminary Schedule
Exhibit L-1	Form of Payment Bond
Exhibit L-2	Form of Performance Bond
Exhibit M	Form of Protocol of Delivery and Acceptance
Exhibit N	Form of Owner’s Corporate Parent Guaranty
Exhibit O	Time and Material Rates
Exhibit P	Form of Shipyard Contract Deficiency Report
Exhibit Q	Interim Installment and Stage of Completion Schedule

Contract No. 1420110868	55	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

EXHIBIT A

VESSEL CONTRACT PRICES, DELIVERY DATES AND OPTION VALIDITY DATES

***

Contract No. 1420110868	56	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

EXHIBIT B

SPECIFICATIONS

***

Contract No. 1420110868	57	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

EXHIBIT C

CONTRACT DRAWINGS

***

Contract No. 1420110868	58	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

EXHIBIT D

BASELINED MATERIALS SUBJECT TO ADJUSTMENT

***

Contract No. 1420110868	59	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

EXHIBIT E

OWNER FURNISHED ITEMS

***

Contract No. 1420110868	60	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

EXHIBIT F-1

FORM OF STAGE COMPLETION CERTIFICATE

Pursuant to the Vessel Construction Agreement, dated                     , 2011, between Hornbeck Offshore Services, LLC as Owner and VT Halter Marine, Inc., as Builder, completion of the following stage of the work upon Hull No.                      is hereby certified:

Stage of Work Completed (Description):

The Work completed to this stage complies with the Contract Documents.

VT Halter Marine, Inc.

By:

Date:

Contract No. 1420110868	61	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

EXHIBIT F-2 SAMPLE INVOICE

VT Halter Marine, Inc.
Corporate Headquarters 900 Bayou Casotte Parkway Pascagoula, MS 39581 PO Box 1328 Pascagoula, MS 39568-1328 Tel: 228-696-6888 Fax: 228-696-6891

INVOICE #:
CUSTOMER #:

S O L D			S H I P

T O			T O
YOUR ORDER NO.	DATE	DATE SHIPPED	MILESTONE NO.	JOB NO.	HULL NO	TERMS NET
QUANTITY		DESCRIPTION			UNIT PRICE	EXTENDED AMOUNT

	_______________		_____________________
	Date:		CEO/COO/CFO

	TERMS AND CONDITIONS			SUB-TOTAL:
REMIT TO:	Attn: Accounting Dept.					$ -
VT Halter Marine, Inc.
P.O. Box 1328, Pascagoula, MS 39568-1328
WIRING INSTRUCTIONS:
Account name: VT Halter Marine, Inc.
Account # 4426614911
Bank of America, Charlotte, NC
ABA 0260-0959-3
ACH Instructions
	Account name: VT Halter Marine, Inc.			PREVIOUSLY PAID
Account # 4426614911
	Bank of America, Charlotte, NC			BALANCE
	ABA 1110-0001-2			DUE:		$ -

Contract No. 1420110868	62	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

EXHIBIT G-1

FORM OF BUILDER’S LIEN RELEASE AND WAIVER

FOR AND SUBJECT TO VALUE RECEIVED, in payment of Interim Installment Payment No.      for Hull No.             , VT Halter Marine, Inc. (“Lienor” and “Builder”), hereby waives, releases and relinquishes any and all right to claim any lien or other right or privilege with respect to the construction of Hull No.                      (the “Vessel”) constructed for HORNBECK OFFSHORE SERVICES, LLC, Owner at the facilities located at Jackson County, Mississippi pursuant to a Vessel Construction Agreement dated                   20    , as amended between Owner and Builder for work done or material provided by Lienor to the Vessel as of the date of this release.

Lienor also warrants and affirms that all wages for labor, payroll taxes and insurance, invoices for materials, supplies, and services provided by others to Lienor including Material Subcontractors and Suppliers related to the work or materials furnished by Lienor to the Vessel through the date of the Waiver have been paid in full or will be paid in due course.

IN WITNESS WHEREOF, Lienor has executed and delivered this Lien Release and Waiver as of                     , 20    .

WITNESS:

By:

Lienor:	VT HALTER MARINE, INC.

Its:

Contract No. 1420110868	63	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

EXHIBIT G-2

FORM OF SUBCONTRACTORS’ AND SUPPLIERS’ LIEN RELEASE AND WAIVER

FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged,                      (“Lienor”), hereby waives, releases and relinquishes any and all right to claim any lien or other right or privilege with respect to the construction of Hull No.                      (the “Vessel”) constructed for HORNBECK OFFSHORE SERVICES, LLC, (“Owner”) and VT HALTER MARINE, INC. (“Builder”), at the facilities located at Jackson County, Mississippi pursuant to a Vessel Construction Agreement dated                           2011, as amended between Owner and Builder for work done and/or material provided by Lienor to the Vessel as of the date of this release.

Lienor also warrants and affirms that all wages for labor, payroll taxes and insurance, invoices for materials, supplies, and services provided by others to Lienor related to the work or materials furnished by Lienor to the Vessel through the date of the release have been paid in full as indicated on the attached schedule.

IN WITNESS WHEREOF, Lienor has executed and delivered this Lien Release and Waiver as of                     , 20    .

LIENOR:

By:

Its:

Contract No. 1420110868	64	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

EXHIBIT H

FORM OF CERTIFICATE OF COMPLETION AND DELIVERY

It is hereby certified that in accordance Vessel Construction Agreement, dated                      the Vessel, identified by Hull Number                     , (i) has been completed; (ii) that all trials and tests have been satisfactorily completed; and (iii) that the Vessel complies with the Contract Documents and is free from known defects in Builder’s materials and workmanship. The original copies of following documents have been or are hereby delivered to Owner:

1.	United States Coast Guard Certificate of Inspection (I and L);

2.	United States Coast Guard Stability Letter or Equivalent;

3.	United States Coast Guard Certificate of Alternate Compliance

4.	SOLAS Cargo Ship Safety Construction Certificate

5.	SOLAS Cargo Ship Safety Equipment Certificate

6.	American Bureau of Shipping Provisional Load Line Certificate for Oceans Service;

7.	American Bureau of Shipping Interim Class Certificate(s) (Hull and Machinery) with ACC, DP-2, Offshore Support notations.

8.	United States, International (ITC 69), and Standard (Regulatory) Tonnage Certificates. Regulatory Tonnage Certificate is applicable to “I” certification only.

9.	Builder’s Certificate in the Form of CG-1261

10.	MARPOL International Oil Pollution Prevention Certificate;

11.	MARPOL International Sewage Pollution Prevention Equivalency Certificate

12.	Engine International Air Pollution Prevention (EIAPP) Certificate

This      day of                     , 20    .

VT HALTER MARINE, INC.

By:

Contract No. 1420110868	65	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

EXHIBIT I

HORNBECK OFFSHORE SERVICES, LLC Service with Energy

Shipyard Change Order Form

Change Order Number:
Date:
Specification Number:

In accordance with Article 9 of the Contract dated [dd-mmm-yyy], between Hornbeck Offshore Services, LLC (Owner) and [shipyard name] (Builder), the following deductions from or additions to the work are hereby authorized:

Work Description:

Change Order Cost

Labor

	Type	Hours	Rate		Total
	Standard			$	$
Overtime
Weekend/Holiday
Other

			Total Labor		$

Materials
	Description	Units	Price		Total
				$	$

			Total Materials		$

			Markup X%		$

			Total Change Order Cost		$

Terms and Conditions:

1.	The foregoing change in the Work does not otherwise alter or amend the Contract and all Work authorized by this Change Order shall be performed in accordance with the Contract Documents, except as specifically modified hereby.
2.	The Modifications authorized hereby are acknowledged to include a fair and equitable adjustment to direct and indirect costs, and/or delays of the Builder. This Change Order constitutes full compensation to the Builder and Builder waives and releases all claims against the Owner for any and all additional costs or delays in a relevant Delivery Date, including without limitation costs and delays based on any legal or equitable theory such as cumulative disruption or cumulative impact theories, resulting from this Change Order.

By Owner:	By Builder:
Hornbeck Offshore Services, LLC	[Shipyard]
103 Northpark Boulevard, Suite 300	[Address]
Covington, LA 70433	[City, State Zip]
Phone: (985) 727-2000	Phone: [(xxx) xxx-xxxx]
Fax (985) 727-2006	Fax: [(xxx) xxx-xxxx]

Carl G. Annessa	[Approved Signature]
Executive Vice President	[Title]
Date	Date

Contract No. 1420110868	66	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

EXHIBIT J

FORM OF OWNER’S WARRANTY NOTIFICATION

[DATE]

VT Halter Marine, Inc.

900 Bayou Casotte Pkwy.

Pascagoula, MS

ATTN: WARRANTY MANAGER

This is to advise that a warranty event covered under the Vessel Construction Agreement between Hornbeck Offshore Services, LLC (“Owner”) and VT Halter Marine, Inc. (“Builder”) has occurred as described below:

[Describe Event]

Owner requests the following remedial action:

[Describe Remedial Action]

Sincerely Yours, [Name of HOS Representative]

Contract No. 1420110868	67	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

EXHIBIT K

BUILDER’S PRELIMINARY SCHEDULE

***

Contract No. 1420110868	68	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

EXHIBIT L-1

FORM OF PAYMENT BOND

Document A312™—2010

Conforms with The American Institute of Architects AIA Document 312

Payment Bond

CONTRACTOR:

(Name, legal status and address)

VT Halter Marine, Inc.

900 Bayou Casotte Parkway
Pascagoula, MS 39581

Mailing Address:

PO Box 1328, Pascagoula MS 39568

OWNER:

(Name, legal status and address)

Hombeck Offshore Services, LLC

103 Northpark Boulevard

Suite 300

Covington, LA 70433

CONSTRUCTION CONTRACT

Date: November 11, 2011

SURETY: (Name, legal status and principal place of business) Mailing Address for Notices

This document has Important legal consequences, Consultation with an attorney is encouraged with respect to its completion or modification.

Any singular reference to Contractor, Surety, Owner or other party shall be considered plural where applicable.

Amount: ***

Description:

(Name and location)

Eight (8) Super 300 OSVs

BOND

Date: November 14, 2011

(Not earlier than Construction Contract Date)

Amount: ***

Modifications to this Bond:	☐ None	☒ See Section 18

CONTRACTOR AS PRINCIPAL		SURETY
Company:	(Corporate Seal)	Company:	(Corporate Seal)
VT Halter Marine, Inc. 900 Bayou Casotte Parkway Pascagoula, MS 39581 ☐

Signature:		Signature:
Name and Title:		Name and Title:

William E.Skinner,CEO

(Any additional signatures appear on the last page of this Payment Bond.)

(FOR INFORMATION ONLY — Name, address and telephone)

AGENT or BROKER:	OWNER’S REPRESENTATIVE:
(Architect, Engineer or other party:)
S-2149/AS 8/10

69

§1 The Contractor and Surety, jointly and severally, bind themselves, their heirs, executors, administrators, successors and assigns to the Owner to pay for labor, materials and equipment furnished for use in the performance of the Construction Contract, which is incorporated herein by reference, subject to the following terms.

§ 2 If the Contractor promptly makes payment of all sums due to Claimants, and defends, indemnifies and holds harmless the Owner from claims, demands, liens or suits by any person or entity seeking payment for labor, materials or equipment furnished for use in the performance of the Construction Contract, then the Surety and the Contractor shall have no obligation under this Bond.

§ 3 If there is no Owner Default under the Construction Contract, the Surety’s obligation to the Owner under this Bond shall arise after the Owner has promptly notified the Contractor and the Surety (at the address described in Section 13) of claims, demands, liens or suits against the Owner or the Owner’s property by any person or entity seeking payment for labor, materials or equipment furnished for use in the performance of the Construction Contract and tendered defense of such claims, demands, liens or suits to the Contractor and the Surety.

§ 4 When the Owner has satisfied the conditions in Section 3, the Surety shall promptly and at the Surety’s expense defend, indemnify and hold harmless the Owner against a duly tendered claim, demand, lien or suit.

§ 5 The Surety’s obligations to a Claimant under this Bond shall arise after the following:

§ 5.1 Claimants, who do not have a direct contract with the Contractor,

.1	have furnished a written notice of non-payment to the Contractor, stating with substantial accuracy the amount claimed and the name of the party to whom the materials were, or equipment was, furnished or supplied or for whom the labor was done or performed, within ninety (90) days after having last performed labor or last furnished materials or equipment included in the Claim; and

.2	have sent a Claim to the Surety (at the address described in Section 13).

§ 5.2 Claimants, who are employed by or have a direct contract with the Contractor, have sent a Claim to the Surety (at the address described in Section 13).

§ 6 If a notice of non-payment required by Section 5.1.1 is given by the Owner to the Contractor, that is sufficient to satisfy a Claimant’s obligation to furnish a written notice of non-payment under Section 5.1.1.

§ 7 When a Claimant has satisfied the conditions of Sections 5.1 or 5.2, whichever is applicable, the Surety shall promptly and at the Surety’s expense take the following actions:

§ 7.1 Send an answer to the Claimant, with a copy to the Owner, within sixty (60) days after receipt of the Claim, stating the amounts that are undisputed and the basis for challenging any amounts that are disputed; and

§ 7.2 Pay or arrange for payment of any undisputed amounts.

§ 7.3 The Surety’s failure to discharge its obligations under Section 7.1 or Section 7.2 shall not be deemed to constitute a waiver of defenses the Surety or Contractor may have or acquire as to a Claim, except as to undisputed amounts for which the Surety and Claimant have reached agreement. If, however, the Surety fails to discharge its obligations under Section 7.1 or Section 7.2, the Surety shall indemnify the Claimant for the reasonable attorney’s fees the Claimant incurs thereafter to recover any sums found to be due and owing to the Claimant.

§ 8 The Surety’s total obligation shall not exceed the amount of this Bond, plus the amount of reasonable attorney’s fees provided under Section 7.3, and the amount of this Bond shall be credited for any payments made in good faith by the Surety.

§ 9 Amounts owed by the Owner to the Contractor under the Construction Contract shall be used for the performance of the Construction Contract and to satisfy claims, if any, under any construction performance bond. By the Contractor furnishing and the Owner accepting this Bond, they agree that all funds earned by the Contractor in the performance of the Construction Contract are dedicated to satisfy obligations of the Contractor and Surety under this Bond, subject to the Owner’s priority to use the funds for the completion of the work.

S-2149/AS 8|10

§ 10 The Surety shall not be liable to the Owner, Claimants or others for obligations of the Contractor that are unrelated to the Construction Contract. The Owner shall not be liable for the payment of any costs or expenses of any Claimant under this Bond, and shall have under this Bond no obligation to make payments to, or give notice on behalf of, Claimants or otherwise have any obligations to Claimants under this Bond.

§ 11 The Surety hereby waives notice of any change, including changes of time, to the Construction Contract or to related subcontracts, purchase orders and other obligations.

§ 12 No suit or action shall be commenced by a Claimant under this Bond other than in a court of competent jurisdiction in the state in which the project that is the subject of the Construction Contract is located or after the expiration of one year from the date (1) on which the Claimant sent a Claim to the Surety pursuant to Section 5.1.2 or 5.2, or (2) on which the last labor or service was performed by anyone or the last materials or equipment were furnished by anyone under the Construction Contract, whichever of (1) or (2) first occurs. If the provisions of this Paragraph are void or prohibited by law, the minimum period of limitation available to sureties as a defense in the jurisdiction of the suit shall be applicable.

§ 13 Notice and Claims to the Surety, the Owner or the Contractor shall be mailed or delivered to the address shown on the page on which their signature appears. Actual receipt of notice or Claims, however accomplished, shall be sufficient compliance as of the date received.

§ 14 When this Bond has been furnished to comply with a statutory or other legal requirement in the location where the construction was to be performed, any provision in this Bond conflicting with said statutory or legal requirement shall be deemed deleted herefrom and provisions conforming to such statutory or other legal requirement shall be deemed incorporated herein. When so furnished, the intent is that this Bond shall be construed as a statutory bond and not as a common law bond.

§ 15 Upon request by any person or entity appearing to be a potential beneficiary of this Bond, the Contractor and Owner shall promptly furnish a copy of this Bond or shall permit a copy to be made.

§16 Definitions

§ 16.1 Claim. A written statement by the Claimant including at a minimum:

.1	the name of the Claimant;

.2	the name of the person for whom the labor was done, or materials or equipment furnished;

.3	a copy of the agreement or purchase order pursuant to which labor, materials or equipment was furnished for use in the performance of the Construction Contract;

.4	a brief description of the labor, materials or equipment furnished;

.5	the date on which the Claimant last performed labor or last furnished materials or equipment for use in the performance of the Construction Contract;

.6	the total amount earned by the Claimant for labor, materials or equipment furnished as of the date of the Claim;

.7	the total amount of previous payments received by the Claimant; and

.8	the total amount due and unpaid to the Claimant for labor, materials or equipment furnished as of the date of the Claim.

§ 16.2 Claimant. An Individual or entity having a direct contract with the Contractor or with a subcontractor of the Contractor to furnish labor, materials or equipment for use in the performance of the Construction Contract. The term Claimant also includes any individual or entity that has rightfully asserted a claim under an applicable mechanic’s lien or similar statute against the real property upon which the Project is located. The intent of this Bond shell be to include without limitation in the terms “labor, materials or equipment” that part of water, gas, power, light, heat, oil, gasoline, telephone service or rental equipment used in the Construction Contract, architectural and engineering services required for performance of the work of the Contractor and the Contractor’s subcontractors, and all other items for which a mechanic’s lien may be asserted in the jurisdiction where the labor, materials or equipment were furnished.

§ 16.3 Construction Contract. The agreement between the Owner and Contractor identified on the cover page, including all Contract Documents and all changes made to the agreement and the Contract Documents.

S-2149/AS 8/10

§16.4 Owner Default. Failure of the Owner, which has not been remedied or waived, to pay the Contractor as required under the Construction Contract or to perform and complete or comply with the other material terms of the Construction Contract.

§ 16.5 Contract Documents. All the documents that comprise the agreement between the Owner and Contractor.

§ 17 If this Bond is issued for an agreement between a Contractor and subcontractor, the term Contractor in this Bond shall be deemed to be Subcontractor and the term Owner shall be deemed to be Contractor.

§ 18 Modifications to this bond are as follows:

A. The penal limit of this Payment Bond is *** or as adjusted in (B.) below. Notwithstanding anything to the contrary herein, the Surety will not be liable under this Payment Bond to anyone, including Owner, in the aggregate in excess of *** AND NO CENTS) or as adjusted in (B.) below.

B. Upon the date of actual Acceptance and Delivery of Vessel number eight (8), as evidenced by a mutually executed certificate of Acceptance and Delivery by the Contractor and the Owner, the penal limit of this Payment Bond shall be reduced to *** for the warranty period which is defined in the Construction Contract as three hundred and sixty five (365) days from the date of Acceptance and Delivery of vessel number eight (8).

C. This Payment Bond is issued in conjunction with the Performance Bond and vice versa. The combined penal limit of both the Performance and the Payment Bonds is *** or *** as adjusted in (B.) above.

D. This Payment Bond shall expire (regardless of whether the original written form of this Performance Bond has been returned to Surety or Contractor for cancellation or otherwise) on the date following three hundred and sixty five (365) days after the date of Acceptance and Delivery of Vessel number eight (8) as evidenced by a mutually executed certificate of Acceptance and Delivery by the Contractor and the Owner.

(Space is provided below for additional signatures of added parties, other than those appearing on the cover page.)

CONTRACTOR AS PRINCIPAL		SURETY

Company:	(Corporate Seal)	Company:	(Corporate Seal)

Signature:		Signature:
Name and Title:		Name and Title:
Address:		Address:

S-2149/AS 8|10

§ 16 Modifications to this bond are as follows:

Performance Bond Modifications:

A. The penal limit of this Performance Bond is *** or as adjusted in (B.) below. Notwithstanding anything to the contrary herein, the Surety will not be liable under this Performance Bond to anyone, including Owner, In the aggregate In excess of *** or as adjusted in (B.) below.

B. Upon the date of actual Acceptance and Delivery of Vessel number eight (8), as evidenced by a mutually executed certificate of Acceptance and Delivery by the Contractor and the Owner, the penal limit of this Performance Bond shall be reduced to *** for the warranty period which is defined in the Construction Contract as three hundred and sixty five (365) days from the date of Acceptance and Delivery of vessel number eight (8).

C. This Performance Bond is issued in conjunction with the Payment Bond and vice versa. The combined penal limit of both the Performance and the Payment Bonds is *** or *** as adjusted in (B.) above.

D. This Performance Bond shall expire (regardless of whether the original written form of this Performance Bond has been returned to Surety or Contractor for cancellation or otherwise) on the date following three hundred and sixty five (365) days after the date of Acceptance and Delivery of Vessel number eight (8) as evidenced by a mutually executed certificate of Acceptance and Delivery by the Contractor and the Owner

(Space is provided below for additional signatures of added parties, other than those appearing on the cover page.)

CONTRACTOR AS PRINCIPAL

Company:	(Corporate Seal)	SURETY

		Company:	(Corporate Seal)

Signature:		Signature:
Name and Title:		Name and Title:
Address:		Address:

S-1852/AS 8/10

Contract No. 1420110868	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

EXHIBIT L-2

FORM OF PERFORMANCE BOND

Document A312™—2010

Conforms with The American Institute of Architects AIA Document 312

Performance Bond

CONTRACTOR:

(Name, legal status and address)

VT Halter Marine, Inc.

900 Bayou Casotte Parkway Pascagoula, MS 39581

Mailing Address:

PO Box 1328, Pascagoula MS 39568

OWNER:

(Name, legal status and address)

Hombeck Offshore Services, LLC

103 Northpark Boulevard

Suite 300

Covington, LA 70433

CONSTRUCTION CONTRACT

Date: November 11,2011

SURETY: (Name, legal status and principal place of business) Mailing Address for Notices

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

Any singular reference to Contractor, Surety, Owner or other party shall be considered plural where applicable.

Amount: ***

Description:

(Name and location)

Eight (8) Super 300 OSVs

BOND

Date: November 14,2011

(Not earlier than Construction Contract Date)

Amount: ***

Modifications to this Bond:	☐ None	☒ See Section 16

CONTRACTOR AS PRINCIPAL		SURETY
Company:	(Corporate Seal)	Company:	(Corporate Seal)
VT Halter Marine, Inc. 900 Bayou Casotte Parkway Pascagoula, MS 39581 ☐

Signature:		Signature:
Name and Title:		Name and Title:

William E.Skinner, CEO

(Any additional signatures appear on the last page of this Performance Bond.)

(FOR INFORMATION ONLY — Name, address and telephone)

AGENT or BROKER:	OWNER’S REPRESENTATIVE:
(Architect, Engineer or other party:)

74

§ 1 The Contractor and Surety, jointly and severally, bind themselves, their heirs, executors, administrators, successors and assigns to the Owner for the performance of the Construction Contract, which is incorporated herein by reference.

§ 2 If the Contractor performs the Construction Contract, the Surety and the Contractor shall have no obligation under this Bond, except when applicable to participate in a conference as provided in Section 3.

§ 3 If there is no Owner Default under the Construction Contract, the Surety’s obligation under this Bond shall arise after

.1	the Owner first provides notice to the Contractor and the Surety that the Owner is considering declaring a Contractor Default. Such notice shall indicate whether the Owner is requesting a conference among the Owner, Contractor and Surety to discuss the Contractor’s performance. If the Owner does not request a conference, the Surety may, within five (5) business days after receipt of the Owner’s notice, request such a conference. If the Surety timely requests a conference, the Owner shall attend. Unless the Owner agrees otherwise, any conference requested under this Section 3.1 shall be held within ten (10) business days of the Surety’s receipt of the Owner’s notice. If the Owner, the Contractor and the Surety agree, the Contractor shall be allowed a reasonable time to perform the Construction Contract, but such an agreement shall not waive the Owner’s right, if any, subsequently to declare a Contractor Default;

.2	the Owner declares a Contractor Default, terminates the Construction Contract and notifies the Surety; and

.3	the Owner has agreed to pay the Balance of the Contract Price in accordance with the terms of the Construction Contract to the Surety or to a contractor selected to perform the Construction Contract.

§ 4 Failure on the part of the Owner to comply with the notice requirement in Section 3.1 shall not constitute a failure to comply with a condition precedent to the Surety’s obligations, or release the Surety from its obligations, except to the extent the Surety demonstrates actual prejudice.

§ 5 When the Owner has satisfied the conditions of Section 3, the Surety shall promptly and at the Surety’s expense take one of the following actions:

§ 5.1 Arrange for the Contractor, with the consent of the Owner, to perform and complete the Construction Contract;

§ 5.2 Undertake to perform and complete the Construction Contract itself, through its agents or independent contractors;

§ 5.3 Obtain bids or negotiated proposals from qualified contractors acceptable to the Owner for a contract for performance and completion of the Construction Contract, arrange for a contract to be propared for execution by the Owner and a contractor selected with the Owner’s concurrence, to be secured with performance and payment bonds executed by a qualified surety equivalent to the bonds issued on the Construction Contract, and pay to the Owner the amount of damages as described in Section 7 in excess of the Balance of the Contract Price incurred by the Owner as a result of the Contractor Default; or

§ 5.4 Waive its right to perform and complete, arrange for completion, or obtain a new contractor and with reasonable promptness under the circumstances:

.1	After investigation, determine the amount for which it may be liable to the Owner and, as soon as practicable after the amount is determined, make payment to the Owner, or

.2	Deny liability in whole or in part and notify the Owner, citing the reasons for denial.

§ 6 If the Surety does not proceed as provided In Section 5 with reasonable promptness, the Surety shall be deemed to be in default on this Bond seven days after receipt of an additional written notice from the Owner to the Surety demanding that the Surety perform its obligations under this Bond, and the Owner shall be entitled to enforce any remedy available to the Owner. If the Surety proceeds as provided in Section 5.4, and the Owner refuses the payment or the Surety has denied liability, in whole or in part, without further notice the Owner shall be entitled to enforce any remedy available to the Owner.

§ 7 If the Surety elects to act under Section 5.1,5.2 or 5.3, then the responsibilities of the Surety to the Owner shall not be greater than those of the Contractor under the Construction Contract, and the responsibilities of the Owner to the Surety shall not be greater than those of the Owner under the Construction Contract. Subject to the commitment by the Owner to pay the Balance of the Contract Price, the Surety is obligated, without duplication, for

.1	the responsibilities of the Contractor for correction of defective work and completion of the Construction Contract;

.2	additional legal, design professional and delay costs resulting from the Contractor’s Default, and resulting from the actions or failure to act of the Surety under Section 5; and

.3	liquidated demages, or if no liquiated damages are specified in the Construction Contract, actual damages caused by delayed performance or non-performance of the Contractor.

§ 8 If the Surety elects to act under Section 5.1, 5.3 or 5.4, the Surety’s liability is limited to the amount of this Bond.

§ 9 The Surety shall not be liable to the Owner or others for obligations of the Contractor that are unrelated to the Construction Contract, and the Balance of the Contract Price shall not be reduced or set off on account of any such unrelated obligations. No right of action shall accrue on this Bond to any person or entity other than the Owner or its heirs, executors, administrators, successors and assigns.

§ 10 The Surety hereby waives notice of any change, including changes of time, to the Construction Contract or to related subcontracts, purchase orders and other obligations.

§ 11 Any proceeding, legal or equitable, under this Bond may be instituted in any court of competent jurisdiction in the location in which the work or part of the work is located and shall be instituted within two years after a declartion of Contractor Default or within two years after the Contractor ceased working or within two years after the Surety refuses or fails to perform its obligations under this Bond, whichever occurs first, If the provisions of this Paragraph are void or prohibited by law, the minimum period of limitation available to sureties as a defense in the jurisdiction of the suit shall be applicable.

§ 12 Notice to the Surety, the Owner or the Contractor shall be mailed or delivered to the address shown on the page on which their signature appears.

§ 13 When this Bond has been, furnished to comply with a statutory or other legal requirement in the location where the construction was to be performed, any provision in this Bond conflicting with said statutory or legal requirement shall be deemed deleted herefrom and provisions conforming to such statutory or other legal requirement shall be deemed incorporated herein. When so furnished, the intent is that this Bond shall be construed as a statutory bond and not as a common law bond.

§ 14 Definitions

§ 14.1 Balance of the Contract Price. The total amount payable by the Owner to the Contractor under the Construction Contract after all proper adjustments have been made, including allowance to the Contractor of any amounts received or to be received by the Owner in settlement of insurance or other claims for damages to which the Contractor is entitled, reduced by all valid and proper payments made to or on behalf of the Contractor under the Construction Contract.

§ 14.2 Construction Contract. The agreement between the Owner and Contractor identified on the cover page, including all Contract Documents and changes made to the agreement and the Contract Documents.

§ 14.3 Contractor Default. Failure of the Contractor, which has not been remedied or waived, to perform or otherwise to comply with a material term of the Construction Contract.

§ 14.4 Owner Default. Failure of the Owner, which has not been remedied or waived, to pay the Contractor as required under the Construction Contract or to perform and complete or comply with the other material terms of the Construction Contract.

§ 14.5 Contract Documents. All the documents that comprise the agreement between the Owner and Contractor.

§ 15 If this Bond is issued for an agreement between a Contractor and subcontractor, the term Contractor in this Bond shall be deemed to be Subcontractor and the term Owner shall be deemed to be Contractor.

S-1852/AS 8/10

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

EXHIBIT M

FORM OF PROTOCOL OF DELIVERY AND ACCEPTANCE

BUILDER:	VT Halter Marine, Inc.
OWNER:	Hornbeck Offshore, LLC

NAME OF VESSEL:	“ ” (Hull # under the Vessel Construction Agreement)

SPARES, STORES ABOARD AT DELIVERY

EXCEPTIONS: (Check one)      See attached list      None

EXCEPT for the items noted on the attached list, if any, and subject to the Builder’s warranty of title and warranties as to materials and workmanship as set forth in the Vessel Construction Agreement dated as of                  , 20     between the Builder and Owner (the “Agreement”), the above referenced Vessel and its equipment are hereby delivered by Builder and accepted by Owner and deemed to be in compliance with the Agreement. The Builder hereby acknowledges its continuing duties and responsibilities relating to the Vessel with respect to the Builder’s warranty of title and warranties as to materials and workmanship, as provided in the Agreement. The Builder further acknowledges its ongoing obligation to correct all exceptions listed on the attached list, if any. The Owner hereby assumes risk of loss of or damage to the Vessel occurring after the execution of this Protocol, subject to the Builder’s obligations noted above.

DATE OF ACCEPTANCE:	TIME OF ACCEPTANCE:

PLACE OF ACCEPTANCE:

LONGITUDE:	LATITUDE:

Hornbeck Offshore Services, LLC	VT Halter Marine, Inc.

By:	By:

Its:	Its:

Contract No. 1420110868	77	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

EXHIBIT N

FORM OF OWNER’S CORPORATE PARENT GUARANTY

In order to induce VT Halter Marine, Inc. (“Builder”) to enter into that certain Vessel Construction Agreement (as amended from time to time, the “Contract”) between Builder and Hornbeck Offshore Services, LLC (“Owner”) dated as of                     , Hornbeck Offshore Services, Inc. (“Guarantor”), a Delaware corporation, represented herein by its duly authorized officer, hereby unconditionally and irrevocably guarantees to Builder the due, prompt and faithful payment and performance of, and compliance with, all obligations, covenants, terms, conditions and undertakings of Owner contained in the Contract (the “Owner Guarantee Obligations”) in accordance with the respective terms thereof. Such guaranty is an absolute, unconditional, present and continuing guaranty of payment, performance and compliance. If for any reason whatsoever Owner shall be in default pursuant to the Contract in performance of any Owner Guaranteed Obligation and Builder is entitled to terminate the Contract or Builder shall have terminated the Contract, then Guarantor shall forthwith pay, perform or comply with, or cause to be paid, performed or complied with, the Owner Guaranteed Obligations. In no event shall Guarantor’s liability to Builder hereunder be greater than Owner’s liability under the Contract.

This Guaranty shall be subject to the laws of the State of Louisiana and jurisdiction for any dispute shall be in the United States District Court for the Eastern District of Louisiana, or any court of competent jurisdiction therein. The Guarantor hereby irrevocably consents to the personal jurisdiction of said court and waives all objections or defenses to the venue of such

Contract No. 1420110868	78	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

court including, without limit, forum non conveniens and further consents to service of process being made effective upon the Guarantor if service of process is made upon its agent for service of process designated for this Contract: Samuel A. Giberga, Executive Vice President and General Counsel Hornbeck Offshore Services, LLC, 103 Northpark Boulevard, Suite 300, Covington, Louisiana 70433.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the      day of

By:
Title:

Contract No. 1420110868	79	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

EXHIBIT O

TIME AND MATERIALS RATES

***

Contract No. 1420110868	80	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

Exhibit P

SHIPYARD CONTRACT DEFICIENCY REPORT

Vessel Name:

Report Number:	Date:

References:
a) Contract/Specification Reference:

b) Drawing Reference:

c) Other (specify):

Contract Requirements:

Description of Deficiency:

Impact of Deficiency:
(ie., Will delay completion xx days, safety hazard, inability to complete contract line item, etc.)

Recommended Corrective
Action:

Contract No. 1420110868	81	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

Authorization:

Owner Rep	Shipyard Rep

Contract No. 1420110868	82	November 14, 2011 Initials

HORNBECK OFFSHORE SERVICES, LLC	CONFIDENTIAL

EXHIBIT Q

INTERIM INSTALLMENT AND STAGE OF COMPLETION SCHEDULE

***

Contract No. 1420110868	83	November 14, 2011 Initials